EXHIBIT 10-a-13



                               OFFICE LEASE

                          674573 ONTARIO LIMITED
                                (Landlord)

                        ACE HARDWARE CANADA LIMITED
           A corporation incorporated under the laws of Ontario

                              80 Micro Court
                              Markham, Ontario

                             TABLE OF CONTENTS


ARTICLE I          Definitions

 Section 1.01   "Additional Rent". . . . . . . . . . . . . . . . . .  1
 Section 1.02   "Architect". . . . . . . . . . . . . . . . . . . . .  1
 Section 1.03   "Building" . . . . . . . . . . . . . . . . . . . . .  1
 Section 1.04   "Common Facilities". . . . . . . . . . . . . . . . .  2
 Section 1.05   "Fixturing Period" . . . . . . . . . . . . . . . . .  2
 Section 1.06   "Land Surveyor". . . . . . . . . . . . . . . . . . .  2
 Section 1.07   "Landlord" . . . . . . . . . . . . . . . . . . . . .  2
 Section 1.08   "Landlord's Work". . . . . . . . . . . . . . . . . .  3
 Section 1.09   "Leasable Premises". . . . . . . . . . . . . . . . .  3
 Section 1.10   "Manager". . . . . . . . . . . . . . . . . . . . . .  3
 Section 1.11   "Minimum Rent" . . . . . . . . . . . . . . . . . . .  3
 Section 1.12   "Mortgagee". . . . . . . . . . . . . . . . . . . . .  3
 Section 1.13   "Normal Business Hours". . . . . . . . . . . . . . .  3
 Section 1.14   "Person" . . . . . . . . . . . . . . . . . . . . . .  3
 Section 1.15   "Premises" . . . . . . . . . . . . . . . . . . . . .  4
 Section 1.16   "Proportionate Share". . . . . . . . . . . . . . . .  4
 Section 1.17   "Rent" . . . . . . . . . . . . . . . . . . . . . . .  4
 Section 1.18   "Rentable Area of the Premises". . . . . . . . . . .  4
 Section 1.19   "Rentable Area of the Building". . . . . . . . . . .  4
 Section 1.20   "Rental Year". . . . . . . . . . . . . . . . . . . .  5
 Section 1.21   "Rules and Regulations". . . . . . . . . . . . . . .  5
 Section 1.22   "Tenant" . . . . . . . . . . . . . . . . . . . . . .  5
 Section 1.23   "Tenant's Work". . . . . . . . . . . . . . . . . . .  5
 Section 1.24   "Term" . . . . . . . . . . . . . . . . . . . . . . .  5
 Section 1.25   "Usable Floor Area". . . . . . . . . . . . . . . . .  5
 Section 1.26   "Hazardous Substances" . . . . . . . . . . . . . . .  6


 ARTICLE II        Intent and Interpretation

 Section 2.01 - Net Lease. . . . . . . . . . . . . . . . . . . . . .  6
 Section 2.02 - Obligations as Covenants . . . . . . . . . . . . . .  6
 Section 2.03 - Headings . . . . . . . . . . . . . . . . . . . . . .  6
 Section 2.04 - Extended Meanings. . . . . . . . . . . . . . . . . .  6
 Section 2.05 - Partial Invalidity . . . . . . . . . . . . . . . . .  7
 Section 2.06 - Entire Agreement . . . . . . . . . . . . . . . . . .  7
 Section 2.07 - Governing Law. . . . . . . . . . . . . . . . . . . .  7
 Section 2.08 - Time of the Essence. . . . . . . . . . . . . . . . .  8


 ARTICLE III       Grant and Term

 Section 3.01 - Premises . . . . . . . . . . . . . . . . . . . . . .  8
 Section 3.02 - Use of Common Facilities . . . . . . . . . . . . . .  8
 Section 3.03 - Commencement and
                Ending Date of the Term. . . . . . . . . . . . . . .  8
 Section 3.04 - Notice and Certificates. . . . . . . . . . . . . . .  9
 Section 3.05 - Early Occupancy. . . . . . . . . . . . . . . . . . .  9

 Section 3.06 - Delayed Possession . . . . . . . . . . . . . . . . .  9
 Section 3.07 - Acceptance of Premises . . . . . . . . . . . . . . .  9
 Section 3.08 - Landlord's and Tenant's Work . . . . . . . . . . . . 10
 Section 3.09 - Relocation . . . . . . . . . . . . . . . . . . . . . 10

 ARTICLE IV        Rent

 Section 4.01 - Covenant to Pay. . . . . . . . . . . . . . . . . . . 10
 Section 4.02 - Minimum Rent . . . . . . . . . . . . . . . . . . . . 10
 Section 4.03 - Rent Past Due. . . . . . . . . . . . . . . . . . . . 11


 ARTICLE V         Taxes


 Section 5.01 - Taxes - Definition . . . . . . . . . . . . . . . . . 11
 Section 5.02 - Taxes Payable by the Landlord. . . . . . . . . . . . 12
 Section 5.03 - Taxes Payable by the Tenant. . . . . . . . . . . .   12
 Section 5.04 - Business Taxes and Other Taxes of Tenant . . . . . . 13
 Section 5.05 - Tenant's Indemnification With Respect to
                Taxes under Sections 5.01, 5.03 and 5.04 . . . . . . 14
 Section 5.06 - Landlord's Taxes . . . . . . . . . . . . . . . . . . 14
 Section 5.07 - Per Diem Adjustment. . . . . . . . . . . . . . . . . 14


 ARTICLE VI        Building and Common Facilities - Control and Payment


 Section 6.01 - Control of the Building by the Landlord. . . . . . . 14
 Section 6.02 - Tenant to Bear Share of Expense. . . . . . . . . . . 16
 Section 6.03 - Payment of Tenant's Share. . . . . . . . . . . . . . 19
 Section 6.04 - Landlord's Services. . . . . . . . . . . . . . . . . 19
 Section 6.05 - Building Identification. . . . . . . . . . . . . . . 21


 ARTICLE VII       Utilities and Heating, Ventilating and Air Conditioning


 Section 7.01 - Charges for Utilities. . . . . . . . . . . . . . . . 21
 Section 7.02 - Lighting . . . . . . . . . . . . . . . . . . . . . . 22


 ARTICLE VIII      Use of the Premises


 Section 8.01 - Use of the Premises. . . . . . . . . . . . . . . . . 22
 Section 8.02 - Conduct of Business. . . . . . . . . . . . . . . . . 23
 Section 8.03 - Observance of Law. . . . . . . . . . . . . . . . . . 24


 ARTICLE IX        Insurance and Indemnity


 Section 9.01 - Tenant's Insurance . . . . . . . . . . . . . . . . . 25
 Section 9.02 - Increase in Insurance Premiums . . . . . . . . . . . 27
 Section 9.03 - Cancellation of Insurance. . . . . . . . . . . . . . 27
 Section 9.04 - Loss or Damage . . . . . . . . . . . . . . . . . . . 27
 Section 9.05 - Landlord's Insurance . . . . . . . . . . . . . . . . 28
 Section 9.06 - Indemnification of Landlord. . . . . . . . . . . . . 28
 Section 9.07 - Limitations of Liability . . . . . . . . . . . . . . 29


 ARTICLE X         Maintenance, Repairs and Alterations


 Section 10.01 - Maintenance and Repairs by Tenant . . . . . . . . . 29
 Section 10.02 - Landlord's Approval of Tenant's Repairs . . . . . . 29
 Section 10.03 - Maintenance by Landlord . . . . . . . . . . . . . . 31
 Section 10.04 - Repair on Notice. . . . . . . . . . . . . . . . . . 32
 Section 10.05 - Surrender of the Premises . . . . . . . . . . . . . 32
 Section 10.06 - Repair Where Tenant at Fault. . . . . . . . . . . . 32
 Section 10.07 - Tenant Not to Overload Facilities . . . . . . . . . 32
 Section 10.08 - Tenant Not to Overload Floors . . . . . . . . . . . 33
 Section 10.09 - Removal and Restoration by Tenant . . . . . . . . . 33
 Section 10.10 - Notice by Tenant. . . . . . . . . . . . . . . . . . 34
 Section 10.11 - Liens . . . . . . . . . . . . . . . . . . . . . . . 34
 Section 10.12 - Signs and Advertising . . . . . . . . . . . . . . . 34
 Section 10.13 - Directory Board . . . . . . . . . . . . . . . . . . 35


 ARTICLE XI        Damage and Destruction and Expropriation


 Section 11.01 - Destruction of the Premises . . . . . . . . . . . . 35
 Section 11.02 - Destruction of the Building . . . . . . . . . . . . 36
 Section 11.03 - Expropriation . . . . . . . . . . . . . . . . . . . 37
 Section 11.04 - Architect's Certificate . . . . . . . . . . . . . . 38


 ARTICLE XII       Assignment, Subletting and Change of Control

 Section 12.01 - Consent Required. . . . . . . . . . . . . . . . . . 38
 Section 12.02 - Conditions of Consent . . . . . . . . . . . . . . . 39
 Section 12.03 - No Advertising of Premises. . . . . . . . . . . . . 41
 Section 12.04 - Assignment by the Landlord. . . . . . . . . . . . . 41


 ARTICLE XIII      Access and Alterations

 Section 13.01 - Right of Entry. . . . . . . . . . . . . . . . . . . 41
 Section 13.02 - Security. . . . . . . . . . . . . . . . . . . . . . 42


 ARTICLE XIV       Status Statement, Attornment and Subordination


 Section 14.01 - Status Statement. . . . . . . . . . . . . . . . . . 42
 Section 14.02 - Subordination and Attornment. . . . . . . . . . . . 43
 Section 14.03 - Execution of Documents. . . . . . . . . . . . . . . 43
 Section 14.04 - Financial Information . . . . . . . . . . . . . . . 44


 ARTICLE XV        Default and Landlord's Remedies


 Section 15.01 - Right to Re-Enter . . . . . . . . . . . . . . . . . 44
 Section 15.02 - Right to Relet. . . . . . . . . . . . . . . . . . . 46
 Section 15.03 - Expenses. . . . . . . . . . . . . . . . . . . . . . 47
 Section 15.04 - Removal of Chattels . . . . . . . . . . . . . . . . 47
 Section 15.05 - Waiver of Exemption from Distress . . . . . . . . . 47
 Section 15.06 - Landlord May Cure Tenant's Default or
                 Perform Tenant's Covenants  . . . . . . . . . . . . 47
 Section 15.07 - Lien on Personal Property . . . . . . . . . . . . . 48
 Section 15.08 - Charges Collectible as Rent . . . . . . . . . . . . 48
 Section 15.09 - Remedies Generally. . . . . . . . . . . . . . . . . 48


 ARTICLE XVI       Miscellaneous

 Section 16.01 - Rules and Regulations . . . . . . . . . . . . . . . 49
 Section 16.02 - Overholding - No Tacit Renewal. . . . . . . . . . . 49
 Section 16.03 - Successors. . . . . . . . . . . . . . . . . . . . . 50
 Section 16.04 - Tenant Partnership. . . . . . . . . . . . . . . . . 50
 Section 16.05 - Waiver. . . . . . . . . . . . . . . . . . . . . . . 50
 Section 16.06 - Accord and Satisfaction . . . . . . . . . . . . . . 50
 Section 16.07 - Brokerage Commissions . . . . . . . . . . . . . . . 51
 Section 16.08 - No Partnership or Agency. . . . . . . . . . . . . . 51
 Section 16.09 - Force Majeure . . . . . . . . . . . . . . . . . . . 51
 Section 16.10 - Notices . . . . . . . . . . . . . . . . . . . . . . 52
 Section 16.11 - No Option . . . . . . . . . . . . . . . . . . . . . 52
 Section 16.12 - Registration. . . . . . . . . . . . . . . . . . . . 52
 Section 16.13 - Compliance with The Planning Act. . . . . . . . . . 52
 Section 16.14 - Metric Conversion . . . . . . . . . . . . . . . . . 53
 Section 16.15 - Limited Recourse and Severability . . . . . . . . . 53
 Section 16.16 - Quiet Enjoyment . . . . . . . . . . . . . . . . . . 53
 Section 16.17 - Tenant's Covenant to Hazardous
                 Substances  . . . . . . . . . . . . . . . . . . . . 53
 Section 16.18 - Execution of Lease By Landlord. . . . . . . . . . . 54

 EXECUTION


 SCHEDULE "A" - Legal Description of Lands
 SCHEDULE "B" - Floor Plan
 SCHEDULE "C" - Landlord's and Tenant's Work
 SCHEDULE "D" - Rules and Regulations
 SCHEDULE "E" - Supplementary Lease Provisions
 SCHEDULE "F" - Hazardous Substances

THIS LEASE is dated the 27th day of November, 1995.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:


                         674573 ONTARIO LIMITED
                   (hereinafter called the "Landlord"),


                                                PARTY OF THE FIRST PART

                                - and -

                      ACE HARDWARE CANADA LIMITED
          A corporation incorporated under the laws of Ontario

                   (hereinafter called the "Tenant")

                                                PARTY OF THE SECOND PART


ARTICLE I

Definitions


The parties hereto agree that when used in this Lease or in any Schedule attached to this Lease the following words or expressions have the meaning hereinafter set forth.

Section 1.01

"Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum
Rent) whether or not designated as "Additional Rent" or whether or not payable to the Landlord or to any other person.

Section 1.02

"Architect" means the architect from time to time named by the Landlord.

Section 1.03

"Building" means all those lands and premises located at 80 Micro Court, in the City of Markham, in the Province of Ontario, which lands are more particularly described in Schedule "A" attached hereto, as such lands may be altered, expanded or reduced from time to time and the buildings, improvements, equipment and facilities erected thereon or situate from time to time therein.

Section 1.04

"Common Facilities" means those areas, facilities, utilities, improvements, equipment and installations which, from time to time:
(i) are not designated or intended by the Landlord to be leased to tenants of the Building; (ii) are designated by the Landlord to serve or benefit the Building, whether or not located within, adjacent to, or near the Building; (iii) are designated by the Landlord as part of the Common Facilities; (iv) are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by this Lease. Without limiting the generality of the foregoing, Common Facilities includes the roof and roof membrane, exterior wall assemblies including weather walls, exterior and interior structural elements and bearing walls in the buildings and improvements comprising the Building, and the foundations and footings of the Building, all parking areas, and parking garages (if any); all entrances and exits thereto and all structural elements thereof; employee parking areas; access roads; truck courts; driveways; truckways; delivery passages; manual, mechanical, electrical or automatically operated doors; package pick-up stations; loading docks and related areas; pedestrian sidewalks; landscaped and planted areas; foyers, atria and lobbies; public seating and service areas; corridors; bus kiosks, if any, roadways and stops; equipment, furniture, furnishings and fixtures; first aid stations; stairways, escalators, ramps, moving sidewalks and elevators and other transportation equipment and systems; tenant common and public washrooms; electrical, telephone, meter, valve, mechanical, mail, storage, service and janitor rooms and galleries; music, fire prevention, security and communication systems; pylon and other general signs; columns; pipes; electrical, plumbing, drainage, heating, ventilating, air conditioning, mechanical, and all other installations, equipment or services located in the Building or related thereto as well as the structures housing the same.

Section 1.05

          "Fixturing Period"  DELETED IN IT'S ENTIRETY.

Section 1.06

          "Land Surveyor" means the accredited land surveyor from time to time named by the Landlord.


Section 1.07

          "Landlord" means the Party of the First Part, and is deemed to include the word "Lessor", and in any section of this Lease that contains exculpatory language in favour of the Landlord, "Landlord" also includes the directors, officers, servants, employees and agents of the Landlord.

Section 1.08

          "Landlord's Work" means the work to be performed by the Landlord as described in the provisions of Schedule "C" hereto.

Section 1.09

          "Leasable Premises" means those premises (including the Premises) in the Building which are leased to tenants or which are designated or intended by the Landlord from time to time to be leased or used and occupied by tenants, but shall not include any Common Facilities and shall also not include storage space in the Building leased to tenants or which is designated or intended by the Landlord from time to time to be leased or occupied by tenants for storage space in the Building.

Section 1.10

          "Manager" means the Person retained by the Landlord from time to time to manage the Building.

Section 1.11

          "Minimum Rent" means the annual rent payable by the Tenant pursuant to Section 4.02 hereof.

Section 1.12

          "Mortgagee" means any mortgagee or hypothecary creditor (including any trustee for bondholders) of the Building or any part thereof, and any chargee or other secured creditor that holds the Building or any part of it as security but a Mortgagee is not a creditor, chargee or security holder of a tenant of Leasable Premises.

Section 1.13

          "Normal Business Hours" means the hours from 7:00 a.m. to 7:00 p.m. on Mondays to Fridays, unless any such day is a statutory holiday.

Section 1.14

          "Person" if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

Section 1.15

          "Premises" means the premises described in Section 3.01 hereof leased to the Tenant.

Section 1.16

          "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Premises, and as its denominator, the Rentable Area of the Building.

Section 1.17

          "Rent" means all Minimum Rent and Additional Rent payable pursuant to this Lease.

Section 1.18

          "Rentable Area of the Premises" means (i) where a tenant has leased or occupied an entire floor in the Building, all floor area measured from the inside face of the outer building glass surfaces and from the inside face of outer building masonry walls including the elevator lobby, service corridors, electrical rooms, telephone rooms, janitors' closets, men's and women's washrooms, mechanical rooms and vending areas, but shall exclude the lobby on the ground floor of the Building in the case of a ground floor tenant leasing or occupying such entire floor and shall exclude the elements of the Building that penetrate through the floor to areas below, such as stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts and their enclosing wall, provided that no deduction from Rentable Area shall be made for columns or projections necessary to the Building nor for any service areas which are for the specific use of a particular tenant, such as special stairs and/or elevators, or, (ii) where a floor is leased or occupied by more than one (1) tenant, the Usable Floor Area of the Premises multiplied by a fraction, the numerator of which shall be the Rentable Area for that floor on which the Premises are located, (excluding for ground floor tenants the lobby on the ground floor of the Building) determined as if the Tenant had leased the entire floor for its lease purposes and the denominator of which shall be the aggregate Usable Floor Area of the same floor. The definitions in this paragraph are in accordance with the standard method for measuring floor area in office buildings as sanctioned by the Building Owners and Managers Association International (BOMA) as ANSI Z65.1 - 1980 (Reaffirmed 1989)


Section 1.19

          "Rentable Area of the Building" means the aggregate of the individual Rentable Areas (measured in accordance with the method set out in Section 1.18) of all Leasable Premises within the Building.

Section 1.20

          "Rental Year" means a period of time, the first Rental Year commencing on the first day of the Term hereof, and ending on the last day of the month of December immediately following. Each Rental Year thereafter shall consist of consecutive periods of twelve (12) calendar months, but the last Rental Year of the Term shall terminate on the expiration or earlier termination of this Lease.

          If, however, the Landlord considers it necessary or convenient for the Landlord's purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify a date from which each subsequent Rental Year is to commence, and in such event, the then current Rental Year shall terminate on the day immediately preceding the commencement of such new Rental Year, and the appropriate adjustments shall be made between the parties.

Section 1.21

          "Rules and Regulations" means the rules and regulations contained in Schedule "D" of this Lease and such amendments and additions thereto which may be adopted and promulgated by the Landlord from time to time, acting reasonably.

Section 1.22

          "Tenant" means the Party of the Second Part and is deemed to include the word "lessee" and any Person mentioned as Tenant in this Lease, whether one or more.

Section 1.23

          "Tenant's Work" means the work to be completed by the Tenant described in the provisions of Schedule "C" hereto.

Section 1.24

          "Term" means the period of time described in Section 3.03 hereof.

Section 1.25

          "Usable Floor Area" means (i) where a tenant has leased or occupied an entire floor in the Building, the Rentable Area of the Premises, or, (ii) where a floor is leased or occupied by more than one (1) tenant, all floor area from the inside face of the outer building glass surfaces and from the inside face of the outer building masonry walls to the tenant's side of corridors and/or other permanent partitions and to the centre of partitions that separate the Premises from adjoining tenants' premises (whether occupied or not) but excluding elements of the Building that penetrate through the floor to areas below, such as stairs, elevator shafts, flues, pipe shafts, and vertical ducts and their enclosing walls. No deduction from Usable Floor Area shall be made for columns or projections necessary for the Building nor for any service areas which are for the specific use of a particular tenant, such as special stairs and/or elevators. The definitions in this paragraph are in accordance with the standard method of measuring floor area in office buildings as sanctioned by the Building Owners and Managers Association International (BOMA) as ANSI Z65.1 - 1980 (Reaffirmed 1989).

Section 1.26

          "Hazardous Substances" - Schedule "F" attached forms part of this Lease.


ARTICLE II         Intent and Interpretation

Section 2.01 - Net Lease

          The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, except as expressly herein set out, that during the Term the Landlord is not responsible for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the use and occupancy thereof, or the contents thereof or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind, extraordinary as well as ordinary and foreseen as well as unforeseen, relating to the Premises, the use and occupancy thereof, the contents thereof, and the business carried on therein, except as expressly herein set out.

Section 2.02 - Obligations as Covenants

          Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

Section 2.03 - Headings

          The headings introducing Sections and Articles in this Lease are inserted for convenience of reference only and in no way define, limit, construe or describe the scope or intent of such Sections or Articles.

Section 2.04 - Extended Meanings

          The words "hereof", "herein", "hereunder" and similar expressions used in any Section or subsection of this Lease relate to the whole of this Lease and not to that Section or subsection only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to any party is deemed a proper reference even though the party is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant or other party and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

Section 2.05 - Partial Invalidity

          If for any reason whatsoever any term, covenant or condition of this Lease, or the application thereof to any person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

     (a) is deemed to be independent of the remainder of this Lease and to be severable and divisible therefrom and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Lease or any part thereof; and

     (b) continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

          Neither party is obliged to enforce any term, covenant or condition of this Lease against any Person, if, or to the extent by so doing, such party is caused to be in breach of any laws, rules, regulations or enactments from time to time in force.

Section 2.06 - Entire Agreement

          This Lease and the Schedules and Riders, if any, attached hereto form a part hereof together with the Rules and Regulations adopted and promulgated by the Landlord pursuant to Section 16.01 hereof, sets forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless in writing and signed by the parties to be bound thereby.

Section 2.07 - Governing Law

          This Lease shall be construed in accordance with and governed by the laws of the Province of Ontario.

Section 2.08 - Time of the Essence

          Time is of the essence of this Lease and of every part hereof.

ARTICLE III        Grant and Term

Section 3.01 - Premises

          In consideration of the rents, covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Premises, now or hereafter to be erected as part of the Building, which Premises consist of part of the Third
(3rd) floor of the Building, being composed of approximately Thirteen Thousand, Eight Hundred and Forty-Six (13,846) square feet of Usable Floor Area and approximately Fifteen Thousand, Three Hundred and Seventy-Two (15,372) square feet of Rentable Area, as shown outlined in red on the plan attached as Schedule "B". The space enclosed by the boundaries of the Premises extends to the limits of the Usable Area of the Premises determined in accordance with Section 1.25, but it is acknowledged and agreed that the Common Facilities which are within the space enclosed by the boundaries of the Premises do not form part of the Premises.

Section 3.02 - Use of Common Facilities

          The use and occupation by the Tenant of the Premises includes the non-exclusive and non-transferable right or licence to use the Common Facilities in common with others entitled thereto for the purposes for which they are intended and during such hours as the Building may be open for business as determined by the Landlord from time to time, subject in each case to this Lease and to the Rules and Regulations.

Section 3.03 - Commencement and Ending Date of the Term

          The Tenant shall have and hold the Premises for and during the Term which shall be, unless sooner terminated pursuant to the other provisions hereof, the period of Ten (10) years, from and including the 1st day of March, 1996 (the "Commencement Date") up to and including the 28th day of February, 2006.

     (a) expiring Ten (10) years after the last day of the calendar month in which the Commencement Date occurs, if the Term commences other than on the first day of a calendar month, or, (2) the last day of the calendar month immediately preceding the calendar month in which the Term commences, if the Term commences on the first day of a calendar month.

Section 3.04 - Notice and Certificates

          Where reasonably possible prior to the Commencement Date or within a reasonable period thereafter:

     (a) the Landlord shall determine the actual Commencement Date of the Term and shall send a notice to the Tenant advising the Tenant of the actual Commencement Date and such notice shall form a part of this Lease; and

     (b) the Landlord shall, unless previously certified, provide a certificate as to the Rentable Area of the Premises which certificate unless disputed by the Tenant within 30 days, shall be binding on the Tenant, and shall form part of the Lease. In the event of any dispute the Landlord's Architect shall provide a certificate of the Rentable Area of the Premises which certificate shall be binding on the Landlord and the Tenant.

Section 3.05 - Early Occupancy

          If the Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, the Tenant shall pay to the Landlord on the Commencement Date a rental in respect thereof for the period from the date the Tenant begins to conduct business in all or any part of the Premises to the Commencement Date, which rental shall be that proportion of Rent for one calendar year which the number of days in such period is
365. Except where clearly inappropriate, the provisions of this Lease shall be applicable during such period. The Tenant shall not, however, conduct business from the Premises before the Commencement Date without the Landlord's prior written approval.

Section 3.06 - Delayed Possession

          If for any reason the Landlord's Work has not been completed by N/A or the Fixturing Period has not xpired on or before the commencement date, then this Lease shall not be void or voidable nor shall the Landlord be liable to the Tenant for any loss or damages resulting from any delay, but unless the same is caused by or attributable to delay in completion of the Landlord's Work caused by or attributable to the Tenant, its employees, servants, agents or independent contractors, Rent shall abate until the date of expiry of the Fixturing Period, unless the Tenant elects to take possession of a portion of the Premises, if possession of such portion is available from the Landlord, and the Landlord consents thereto, whereupon Rent shall be payable in respect of such portion from the date such possession is so taken. In the event of a dispute between the Landlord and the Tenant as to whether there was a delay in completion of the Landlord's Work caused by or attributable to the Tenant, its employees, servants, agents, or independent contractors, the certificate of the Architect as to the foregoing shall be conclusive and binding and Rent in full shall accrue and become payable from and including the Commencement Date.

Section 3.07 - Acceptance of Premises

          The Tenant acknowledges and agrees that taking possession of all or any portion of the Premises by the Tenant shall be conclusive evidence as against the Tenant that the Premises including the Landlord's Work or such portion thereof are in good and satisfactory condition on the date of taking possession and that all undertakings, if any, of the Landlord to alter, remodel or improve the Premises or the Building and all representations, if any, by the Landlord respecting the condition of the Premises or the Building have been fully satisfied and performed by the Landlord.

Section 3.08 - Landlord's and Tenant's Work

          The Landlord agrees to undertake and install the Landlord's Work and the Tenant agrees to undertake and install the Tenant's Work and to complete such work during the Fixturing Period. The Tenant shall be permitted access to the Premises during the Fixturing Period for the purpose of undertaking and installing the Tenants Work, and shall not be responsible for payment of all amounts payable by it under this Lease during such Fixturing Period, except electricity costs.

Section 3.09 - Relocation

          At any time after the initial term the Landlord may substitute for the Premises other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that the New Premises shall be similar to the Premises in area, location and configuration. If the Tenant is then occupying the Premises, the Landlord shall pay the actual and reasonable expenses of physically moving the Tenant and its property and equipment to the New Premises. The Landlord shall give the Tenant not less than sixty (60) days prior written notice of such substitution and the Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution if the Premises are then improved.


ARTICLE IV         Rent Section 4.01 - Covenant to Pay

          The Tenant shall pay Rent as herein provided which obligation shall survive the expiration or earlier termination of this Lease.

Section 4.02 - Minimum Rent

     (a) The Tenant shall pay from and after the Commencement Date to the Landlord at the office of the Landlord, or at such other place designated by the Landlord, in lawful money of Canada, without any prior demand therefor and without any deduction, abatement, set off or compensation whatsoever, as annual Minimum Rent, the sum of: please see Schedule "E". The Minimum Rent is based upon an annual rate of: Please see Schedule "E"; and when the Rentable Area of the Premises is certified as set out in
Section 3.04, the Minimum Rent shall, if necessary, be adjusted accordingly as of the Commencement Date and from time to time thereafter to conform with changes in the Rentable Area of the Premises. If the Tenant has paid in excess of the amounts due on account of Minimum Rent as a result of such adjustment, the excess shall be credited by the Landlord against Rent, then or in the future owing by the Tenant under this Lease. If the amount the Tenant has paid is less than the amounts due as a result of the adjustment, the Tenant shall pay such additional amounts due within thirty (30) days after demand therefor.

          If the Commencement Date is on a day other than the first day of the calendar month, then the Tenant shall pay, upon the Commencement Date, a portion of the Minimum Rent prorated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs, based upon a period of three hundred and sixty-five (365) days.

     (b) At the Landlord's option, upon notice to the Tenant, the Tenant shall, at the Tenant's cost, and without prejudice to any other right or remedy of the Landlord present to the Landlord thirty (30) days prior to the commencement of each Rental Year throughout the Term, a series of monthly postdated cheques for each such year of the Term in respect of the aggregate of the monthly payments of annual Minimum Rent and any payments of Additional Rent estimated by the Landlord in advance, and any other payments required by this Lease to be paid by the Tenant monthly in advance.

     (c) The Landlord acknowledges receipt of the Tenant's deposit in the amount of Thirty Nine Thousand, Sixty-Four Dollars and Ten Cents ($39,064.10) which deposit is to be held "In Trust" for the Tenant and said deposit is to be designated for application against the first months rent in the amount of Twelve Thousand, One Hundred and Sixty-Nine Dollars and Fifty Cents ($12,169.50) plus G.S.T. of Eight Hundred and Fifty-One Dollars and Eighty-Seven Cents ($851.87) and the balance to be applied towards the last two months of the term.

Section 4.03 - Rent Past Due

          If the Tenant fails to pay, when the same is due and payable, any Rent or any other amount payable by the Tenant under this Lease, such unpaid amounts shall bear interest (payable as Additional Rent) from the due date thereof to the date of payment at a rate per annum which is equal to six (6) percentage points in excess of the prime commercial lending rate (the "Prime Rate") per annum charged by any Canadian bank designated by the Landlord from time to time on loans made in Canadian funds to its most favoured commercial borrowers, calculated and compounded monthly, with any adjustment in such rate to be effective on the first day of the month next following such change in the Prime Rate.


ARTICLE V          Taxes

Section 5.01 - Taxes - Definition

          "Taxes" means all real property taxes, rates, duties and assessments (including local improvement taxes), impost charges or levies (collectively referred to as "real property taxes"), whether general or special, that are levied, rated, charged or assessed against the Building or any part thereof from time to time (including, without limitation, the Common Facilities) by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any such real property taxes whether of the foregoing character or not or whether in existence at the Commencement Date or not, and any such real property taxes levied or assessed against the Landlord on account of its ownership of or interest in the Building.

Section 5.02 - Taxes Payable by the Landlord

          The Landlord shall pay all Taxes which are levied, rated, charged or assessed against the Building or any part thereof subject to Sections 5.03, 5.04 and, 6.02 hereof. However, the Landlord may defer payment of any such Taxes, or defer compliance with any statute, law, by-law, regulation or ordinance in connection with levying of any such Taxes, in each case to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of any such Taxes and so long as the same does not result in forfeiture by the Tenant of its interest in this Lease or any disturbance of its right to quiet possession hereunder.

Section 5.03 - Taxes Payable by the Tenant

     (a) The Tenant shall pay, as Additional Rent, in each and every year during the Term and within the times provided for by the taxing authorities, to the Landlord or to the taxing authorities as the Landlord may direct, and discharge, all Taxes that may be levied, rated, charged or assessed against the Premises and against all leasehold improvements situate at the Premises, or any part or parts thereof from time to time by any taxing authority whether federal, provincial, municipal, school or otherwise. The Tenant agrees to provide the Landlord upon receipt by the Tenant with a copy of any separate tax bills, and separate notices of assessments for and in respect of the Premises and all leasehold improvements situate at the Premises. In addition, the Tenant shall pay to the Landlord, on demand, as Additional Rent, in each Rental Year, the Tenant's Proportionate Share of the Taxes assessed against the lands described in Schedule "A" and the Common Facilities.

     (b) In the event that there shall not be a separate assessment for Taxes made against the Premises, the Landlord may, at its option, with each tax bill it receives, make an allocation of Taxes on a reasonable and equitable basis between the lands described in Schedule "A", the Common Facilities, the Leasable Premises, other premises available for leasing to tenants which do not constitute part of the Leasable Premises, and as between such other premises, the Leasable Premises and the Premises, and as between the assessment relating to the leasehold improvements made to the Premises and those made to other Leasable Premises and such other premises, and the Landlord shall be entitled to charge an administration fee of fifteen per cent (15%) of the amount of such Taxes so allocated to the Tenant. The Tenant shall pay its share of Taxes so allocated against the Premises by the Landlord together with the share of such administration charge within ten (10) days after demand therefor by the Landlord and the Tenant in addition shall pay to the Landlord, as Additional Rent, in each Rental Year, the Tenant's Proportionate Share of the Taxes so allocated against the said lands and the Common Facilities.

     (c) In the event that there shall not be a separate assessment for Taxes made against the Premises the Landlord at its option, may include all Taxes for the lands described in Schedule "A", the Building, the Common Facilities, the Leasable Premises and all other premises available for leasing in the Building which do not constitute part of the Leasable Premises, in the costs and expenses referred to in Section 6.02(a) and (b), and the Tenant shall pay its Proportionate Share thereof in the manner and at the time set forth in Section 6.03 hereof.


Section 5.04 - Business Taxes and Other Taxes of Tenant

     (a) In addition to the Taxes payable by the Tenant pursuant to Section 5.03, the Tenant shall pay as Additional Rent to the lawful taxing authorities, or to the Landlord, as it may direct, and shall discharge in each Rental Year when the same become due and payable (i) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, fixtures, personal property, equipment and facilities on or in the Premises or any part thereof; and, (ii) every tax and license fee which is levied, rated, charged or assessed against or in respect of any and every business carried on in the Premises or in respect of the use or occupancy thereof or any other part of the Building by the Tenant and every subtenant or licensee of the Tenant, all of the foregoing described in subsections (i) and (ii) aforesaid being collectively referred to as "Business Taxes" and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term. If there are no separate bills provided for Business Taxes, the Tenant shall pay its Proportionate Share of all Business Taxes with respect to the entire Building; and, (iii) all taxes that are levied, charged, assessed or imposed wholly or partially with respect to the Rent whether imposed upon the Tenant or the Landlord, whether the same exist as of the date hereof, as of the Commencement Date, or at any time thereafter; and (iv) its Proportionate Share of all capital taxes payable by the Landlord in respect of the Building, calculated as if the Building were its only asset.

     (b) The Tenant shall upon request of the Landlord promptly deliver to the Landlord for inspection, receipts for payment of all taxes payable by the Tenant pursuant to this Section 5.04, notices of any assessments of any taxes referred to in this Section 5.04 received by the Tenant and such other information in connection with any such taxes as the Landlord reasonably determines from time to time.

     (c) The Tenant hereby expressly agrees that it is not permitted to contest or appeal any taxes referred to in Sections 5.01, 5.03 and 5.04, save and except with respect to its own Business Taxes. The Tenant agrees to deliver to the Landlord, at least ten (10) days prior to the last date permitted for filing of an appeal, notice of any appeal or contestation that the Tenant intends to institute with respect to its own Business Taxes and to consult with and obtain the prior written approval of the Landlord to any such appeal or contestation. If the Tenant obtains approval, the Tenant shall, upon demand, deliver to the Landlord such security for the payment of such Business Taxes as the Landlord deems advisable and the Tenant shall diligently prosecute any such appeal or contestation to a speedy resolution and shall keep the Landlord informed of its progress in that regard from time to time.

Section 5.05 - Tenant's Indemnification With Respect to
               Taxes under Sections 5.01, 5.03 and 5.04

          The Tenant shall promptly indemnify and hold harmless the Landlord from and against payment for any and all losses, claims, actions, suits, proceedings, causes of action, demands, damages, judgments, executions, liabilities, responsibilities, costs, charges and expenses (collectively referred to in this Lease as "Claims") occasioned by or arising from any and all taxes payable by the Tenant hereunder including those which may in future be levied in lieu of or in addition to such taxes referred to in Sections 5.01, 5.03 and 5.04 or which may be assessed against any Rent payable pursuant to this Lease whether in lieu of such taxes or otherwise, whether against the Landlord or the Tenant including, without limitation, any increase whensoever occurring in such taxes arising directly or indirectly out of an appeal or contestation by the Tenant of its own Business Taxes relating to the Premises or the Building or any part thereof. The Tenant shall deliver to the Landlord on demand such security for any such Taxes as the Landlord deems advisable.

Section 5.06 - Landlord's Taxes

          Notwithstanding what is otherwise herein provided for in this Article V, but subject to the provisions of Section 5.04(a)(iii) and (iv) hereof, the Tenant shall not be responsible for the payment of such taxes as corporate income, profits, or excess profits taxes assessed upon the income of the Landlord.

Section 5.07 - Per Diem Adjustment

          If any Rental Year during the Term of this Lease is less than twelve (12) calendar months, the taxes that the Tenant is required to pay pursuant to Article V hereof shall be subject to a per diem adjustment on the basis of a period of 365 days.

                                ARTICLE VI

           Building and Common Facilities - Control and Payment

Section 6.01 - Control of the Building by the Landlord

          The Landlord or its Manager shall operate and maintain the Building in such manner as the Landlord determines from time to time, and in a first-class and reputable manner as would a prudent landlord of a similar multiple tenancy commercial office building having regard to size, age and location.

          The Building is at all times subject to the exclusive control and management of the Landlord. Without limiting the generality of the foregoing, the Landlord has the right, in its control, management and operation of the Building and by the establishment of Rules and Regulations and general policies with respect to the operation of the Building or any part thereof at all times during the period of time that the Tenant's Work contemplated in Schedule "C" hereto is being undertaken and throughout the Term, to:

     (a) (i) obstruct or close off all or any part of the Building for the purpose of maintenance, repair or construction;

          (ii) close all or any portion of the Building to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any Person or the public therein;

          (iii)grant, modify and terminate easements and other agreements pertaining to the use and maintenance of all or any part of the Building;

          (iv) employ all personnel including supervisory personnel and managers necessary for the operation, maintenance and control of the Building; the Tenant acknowledges that the Building may be managed by the Landlord or by the Manager or such other Person as the Landlord designates in writing from time to time;

          (v) from time to time permit the Tenant to have exclusive use of parts of the parking areas forming part of the Common Facilities and permit other tenants to have the exclusive use of parts of the parking areas;

          (vi) from time to time, prohibit the Tenant and its employees from parking anywhere in the Building; if the Landlord designates tenant parking areas in the Building or elsewhere, the Tenant and its employees shall park their vehicles only in such parking areas; the Tenant shall furnish the Landlord, upon request, with the current licence numbers of all vehicles owned or used by the Tenant and its employees and such other information concerning vehicles and parking thereof as the Landlord may require and the Tenant shall, thereafter, notify the Landlord of any changes within five (5) days after such changes occur; if the Tenant or its employees park their vehicles in any such prohibited parking areas, the Landlord, in addition to all rights and remedies hereunder, shall have the right to charge the Tenant a per diem fee per vehicle parked in any area other than a designated area; such fee is payable as Additional Rent on demand; subject to the provisions of Section 16.17 hereof, the Landlord reserves the right to impose reasonable charges upon the Tenant and any person (including the general public) for the use of parking facilities;

     (b) from time to time, change the area, level, location, arrangement or use of the Building or any part thereof, make alterations, additions, subtractions, or re-arrangements to the Building or any part thereof, and construct additional buildings, structures, improvements or facilities in, adjoining or near to, the Building or to construct other buildings, structures or improvements in the Building and build additional stories on the Building;

     (c) impose such requirements with respect to access to the Building and security measures as the Landlord deems necessary, and the Tenant and its employees and invitees shall abide by all such requirements and measures, including any card-access or other security system installed in the Building; and

     (d) do and perform such other acts in and to the Building as, in the use of good business judgment, the Landlord determines to be advisable for the more efficient and proper operation of the Building.

          Notwithstanding anything contained in this Lease, it is understood and agreed that if as a result of the exercise by the Landlord of its rights set out in this Section 6.01, the Common Facilities are diminished or altered in any manner whatsoever, the Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or diminution or abatement of Rent, nor is any alteration or diminution of the Common Facilities deemed constructive or actual eviction, or a breach of any covenant for quiet enjoyment contained in this Lease.

Section 6.02 - Tenant to Bear Share of Expense

     (a) In each Rental Year, the Tenant shall pay to the Landlord, as Additional Rent, its Proportionate Share or other share determined by the Landlord as provided for herein, as the case may be, of the total costs and expenses incurred, accrued, paid, payable or attributable, whether by the Landlord or others on behalf of the Landlord: (1) for the operation, service, maintenance, repair, rebuilding, replacement, insurance, policing, supervision, management, and administration of the Building, and,
(2) for the Landlord to discharge its obligations or actions under this Lease or under other leases of premises in the Building. If the Building is less than 100% completed or occupied for any time, such costs and expenses shall be adjusted to mean the amount obtained by adding to such costs and expenses during such time additional costs as would have been incurred if the Building had been 100% completed and occupied as determined by the Landlord acting reasonably.

     (b) The costs and expenses as set out in Section 6.02(a) include, without limitation and without duplication, the aggregate of:

     (i) insurance on the Building and any improvements, equipment and other property located thereon; the Landlord's insurance may, without limitation, include loss of insurable gross profits attributable to the perils insured against by the Landlord or commonly insured against by landlords, including loss of rent and other amounts receivable from tenants in the Building, and third party liability coverage including the exposure of personal injury, bodily injury, property damage occurrence, including all contractual obligations coverage and including actions of the employees, contractors, subcontractors and agents working on behalf of the Landlord;

     (ii) landscaping, cleaning (including window cleaning), painting, snow and ice removal, repaving parking areas (including without limitation, line painting and curb installation), garbage and waste collection and disposal, and all costs referred to in Section 6.04;

     (iii) lighting, utilities (including, without limitation, electricity, water, gas, steam and other fuel and hook-up, connection or service charges for utilities, and charges for the use of the sewage disposal system), loudspeakers, telephones and any telephone answering service facilities and systems, used in or serving the Building, and the cost of electricity for any signs designated by the Landlord as part of the Common Facilities;

     (iv) policing, security, security systems, supervision and traffic control;

     (v) in the event that the Landlord has not contracted for the management services of the Manager or any Person for the operation, supervision, management and administration of the Building, remuneration (including, without limitation, contributions and premiums towards fringe benefits, unemployment and Worker's Compensation insurance, pension plan contributions and similar premiums and contributions) of Persons to the extent engaged in the operation, maintenance, administration, management and supervision of the Building;

     (vi) the cost of the rental of any equipment and signs, and the cost of building supplies used by the Landlord in the maintenance of the Building;

     (vii) auditing, accounting, bookkeeping, legal and other professional and consulting fees and disbursements;

     (viii) the cost of all repairs (including, without limitation, major repairs) and replacements to and maintenance and operation of the Building and the Common Facilities and the systems, facilities and equipment serving the Building (including, without limitation, all escalators, elevators, moving sidewalks and other transportation equipment and systems and all heating, ventilating and air conditioning and climate control systems serving the Building) except for the cost of repairing or replacing any inherent structural defects or weaknesses;

     (ix) depreciation or amortization (1) of the cost, including repair and replacement, of all maintenance, cleaning and operating equipment and master utility meters from the Commencement Date, and, (2) of the costs incurred after the Commencement Date for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building unless they are, pursuant to Section 6.02(b)(viii), charged fully in the Rental Year in which they are incurred in accordance with sound accounting principles;

     (x) all costs incurred in acquiring, installing, maintaining, revising, repairing and replacing energy conservation equipment and systems and life safety systems for the Building and for effecting any improvements to the Building made to comply with air pollution or environmental control standards;

     (xi) heating, ventilating and air conditioning costs of the Building;

     (xii) subject to the provisions of Article VII hereof, the cost of water, fuel, power, telephone and other utilities used or consumed in or with respect to the Building;

     (xiii) reserves established by the Landlord for capital expenditures based on $.20 per square foot, per annum, of the Rentable Area of the Building;

     (xiv) subject to the provisions of Article V hereof, the Business Taxes of the Landlord and Taxes, and all costs incurred by the Landlord in contesting or appealing such taxes or related assessments (including, without limitation, legal, appraisal and other professional fees and administration and overhead costs) on all or any part of the Building;

     (xv) in the event that the Landlord has not contracted for the management services of a Person for the operation, supervision, management and administration of the Building, an administration fee of fifteen per cent (15%) of such total annual costs set out in Section 6.02(b)(i) to Section 6.02(b)(xiv) inclusive (or such greater amount as shall be standard from time to time in the property management industry, as determined by the Landlord, acting reasonably);


     (xvi) in the event that the Landlord has hired the services of a Manager or any Person for the operation, supervision, management and administration of the Building, all amounts which the Landlord must pay to such Manager or any Person in connection therewith, including without limitation, management fees and disbursements incurred by such Manager or any Person in carrying out its obligations to the Landlord.

From the total of the above costs set out in Section 6.02(b)(i) to
Section 6.02(b)(xvi) inclusive, there shall be deducted net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that such proceeds relate to the costs and expenses incurred in the maintenance and operation of the Common Facilities. Provided that in computing such costs and expenses described in Section 6.02(a) and (b), if the Landlord from time to time determines that the use of any water, fuel, power, telephone or other utilities used or consumed in or with respect to the Premises, or in the event that any service to or in respect of the Premises is disproportionate to the use of other tenants or occupants in the Building, the Landlord may adjust the Tenant's share of the cost thereof from a date reasonably determined by the Landlord to take into account such disproportionate use.

Section 6.03 - Payment of Tenant's Share

     (a) Subject to the provisions of Articles V and VII hereof, the amounts payable by the Tenant pursuant to Articles V, VI and VII hereof may be estimated by the Landlord for such period as the Landlord determines from time to time, and the Tenant agrees to pay to the Landlord the Tenant's Proportionate Share, or other share thereof determined by the Landlord as provided for herein, as the case may be, as so estimated, of such amounts in monthly instalments in advance during such period as Additional Rent on the same dates as payments of the Minimum Rent. Notwithstanding the foregoing, as soon as bills for all or any portion of the said amounts so estimated are received, the Landlord may bill the Tenant for the Tenant's Proportionate Share thereof or other share thereof determined by the Landlord as provided for herein, as the case may be, and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid by the Tenant on the basis of the Landlord's estimate as aforesaid) as Additional Rent on demand. Provided that in the event that the Landlord does not provide a new estimate, notwithstanding that the period for which such previous estimate has been given to the Tenant has expired, the Tenant shall continue to pay its Proportionate Share, or other share thereof determined by the Landlord as provided for herein, as the case may be, based on the most recent estimate provided by the Landlord, until such time as a new estimate is rendered by the Landlord therefor.

     (b) Within a reasonable period of time after the end of the period for which such estimated payments have been made, the Landlord shall deliver to the Tenant a statement issued by the Landlord, which statement will set forth the amounts and costs referred to in Articles V, VI and VII together with a statement of the Tenant's Proportionate Share thereof, or other share thereof determined by the Landlord as provided for herein, as the case may be. In either case, if necessary, an adjustment shall be made between the parties in the following manner. If the Tenant has paid in excess of the amounts due, the excess shall be credited by the Landlord against Rent, then or in the future owing by the Tenant under this Lease. If the amount the Tenant has paid is less than the amounts due, the Tenant agrees to pay such additional amounts due with the next monthly payment of Minimum Rent. If any Rental Year during the Term is greater or less than any such period determined by the Landlord as aforesaid, the Tenant's Proportionate Share or other share thereof determined by the Landlord as provided for herein, as the case may be, shall be subject to a per diem, pro rata adjustment. Failure of the Landlord to provide any statement under this Section 6.03 shall not prejudice the Landlord's right to provide such statement thereafter or with respect to any other period. The providing of any such statement shall also not affect the Landlord's right to subsequently provide an amended or corrected statement. The Tenant shall have the right at it's sole expense to inspect those records of the Landlord maintained by the Landlord at its principal place of business as may be necessary to verify the Landlord's calculation of Additional Rent payable by the Tenant; such right of inspection to be exercised within thirty (30) days of the Tenant's receipt of the Landlord's statement indicated above.

Section 6.04 - Landlord's Services

     (1)  The Landlord covenants with the Tenant as follows:

     (a) To provide climate control to the Premises during Normal Business Hours to maintain a temperature adequate for occupancy, except during the making of repairs, alterations or improvements. The Tenant acknowledges that the Landlord has installed in the Building a system for the purpose of climate control, which system is designed to heat and cool during normal occupancy of the Premises as general offices on an open floor basis and based on the window shading being fully closed in those offices having exterior windows exposed to the sun, without having regard to the Tenant's specific use thereof or the installation of any heat generating equipment in the Premises by the Tenant or by anyone on behalf of the Tenant. The Tenant further acknowledges that the climate control system may require balancing and adjustment during the first year after installation to achieve a level of efficient operation. Any use of the Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or duct through which the same operates. Any changes or alterations so occasioned, if such changes can be accommodated by the Landlord's equipment, shall be made by the Tenant at its cost and expense but only with the written consent of the Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by the Landlord. If installations of partitions, equipment or fixtures by the Tenant necessitates the rebalancing of the portion of the climate control equipment installed in the Premises, the same will be performed by the Landlord at the Tenant's expense payable by the Tenant upon demand as Additional Rent.

     (b) Subject to the supervision of the Landlord, to furnish, during Normal Business Hours, and during such extended hours as the Landlord may determine, for use by the Tenant and its employees and invitees in common with other persons entitled thereto, passenger elevator service to the Premises, and to furnish upon written request for the use of the Tenant in common with others entitled thereto at reasonable intervals and at such hours as the Landlord may select, freight elevator service to the Premises for the carriage of furniture, equipment, deliveries and supplies.

     (c) To provide for the use of the Tenant and its employees and invitees in common with others entitled thereto, washrooms on each floor of the Building upon which any part of the Premises is located.

     (d) To provide janitor and cleaning services when reasonably necessary from time to time to the Premises and to the Building to be rendered substantially in accordance with the standards of a similar modern office building.

     (e) To furnish appropriate facilities for bringing telephone services to a point in the Premises, to provide to a point or points in the Premises hot and cold water for use in the washrooms (if any) in the Premises and to provide washrooms with hot and cold water available for the Tenant's use in common with others entitled thereto when washrooms are not located within the Premises.

     (2) The Landlord shall have no liability or responsibility for failure to supply any of the foregoing services or facilities when prevented from doing so due to repairs, alterations or improvements, or by labour disruptions or strikes or causes beyond the reasonable control of the Landlord.

Section 6.05 - Building Identification

          Deleted.


ARTICLE VII  Utilities and Heating, Ventilating and Air Conditioning

Section 7.01 - Charges for Utilities

     (a) The Tenant shall be solely responsible for and shall promptly pay to the Landlord, or as it otherwise directs, in the manner hereinafter provided as a charge with respect to the Premises (the "Charge") the aggregate, without duplication, of:

     (i) the total cost of water, fuel, power, telephone and other utilities (the "Utilities") used or consumed in or with respect to the Premises at rates not in excess of public utility rates for the same services if such utilities are provided by public utilities; and

     (ii) all costs reasonably incurred by the Landlord in determining or allocating the Charge or determining the Utilities including, without limitation, professional, engineering and consulting fees and an administration fee of fifteen per cent (15%) of the total cost hereinbefore set out in this Section 7.01(a).

     (b) The Landlord may determine in a reasonable and equitable manner the Charge applicable to the Premises by allocating the Utilities for the Building amongst the several components and areas of the Building, including the Common Facilities, the Leasable Premises, and other premises available for leasing which do not constitute part of the Leasable Premises.

     (c) Provided that notwithstanding the foregoing, the Landlord at its option may include the cost of all Utilities for the Building, including for Common Facilities, the Premises and all Leasable Premises and other premises available for leasing which do not constitute a part of the Leasable Premises which are not separately metered in the costs and expenses referred to in Section 6.02(a) and subject to what is otherwise herein provided, the Tenant shall pay its Proportionate Share thereof in the manner and at the times as set forth in Section 6.03 hereof.




     (d)  The Tenant agrees as follows:

          (i) If the Landlord elects, for the more efficient and proper operation of the Building, or is required by municipal by-law or the suppliers of the Utilities to purchase the Utilities or any of them for the Building, the Tenant shall purchase such Utilities and pay for such Utilities as Additional Rent forthwith on demand to the Landlord at rates not in excess of the rates charged by such suppliers for such Utilities, if applicable;

          (ii) If requested by the Landlord, the Tenant shall promptly install a separate check meter indicating demand and consumption of Utilities in the Premises at the Tenant's expense and in a location designated by the Landlord;

         (iii) If the Landlord elects, the Landlord shall be entitled to install, at the Tenant's expense, a separate check meter indicating demand and consumption of Utilities in the Premises, in a location designated by the Landlord.

     (e) If the suppliers of the Utilities require that the Tenant enter into contracts or arrangements with such suppliers in connection with such Utilities, the Tenant shall be responsible to enter into such contracts or other arrangements and to pay whatever deposits or other amounts that are payable under such contracts or other arrangements.

     (f) In no event is the Landlord liable for, nor has the Landlord any obligation with respect to, an interruption or cessation of, or a failure in the supply of any such Utilities, services or systems in, to or serving the Building or the Premises, whether or not supplied by the Landlord or others, and whether the interruption or cessation is caused by the Landlord's fault or not.

Section 7.02 - Lighting

          The Landlord shall have the exclusive right to attend to any replacement of electric light bulbs, tubes and ballasts in the Premises throughout the Term. The Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good commercial practice. The Tenant shall pay to the Landlord as Additional Rent on the first day of each and every month during the Term a monthly charge per bulb, tube and ballast on account of the cost of such replacement together with 15% of the total cost thereof. If the cost of such replacement shall increase or decrease during the Term, the Landlord shall adjust the Additional Rent payable for such replacement hereunder on an equitable basis and the Tenant agrees to pay such Additional Rent as adjusted. The decision of the Landlord, acting reasonably, with respect to any such adjustment, and Additional Rent based thereon shall be final and binding on the parties hereto. If the Landlord does not adopt a system of relamping and reballasting as aforesaid, then replacement of electric light bulbs, tubes and ballasts in the Premises shall be undertaken by the Landlord at such time as they actually burn out and after notice from the Tenant that replacement is required. In such event, the cost of such replacement and installation shall be paid by the Tenant to the Landlord as Additional Rent.


ARTICLE VIII       Use of the Premises

Section 8.01 - Use of the Premises

          The Tenant shall use the Premises solely for the purposes of general offices and the Tenant will not use or permit, or suffer the use of the Premises or any part thereof for any other business or purpose.

Section 8.02 - Conduct of Business

          The Tenant shall occupy the Premises from and after the Commencement Date and thereafter throughout the Term shall conduct continuously and actively the business set out in Section 8.01 hereof in the whole of the Premises. In the occupancy of the Premises and the conduct of the Tenant's business pursuant to this Lease, the Tenant shall:

     (a) own, install in the Premises and keep in good order and condition, free from liens or rights of third parties, only fixtures and equipment of first class quality;

     (b) abide by all Rules and Regulations and general policies formulated by the Landlord from time to time relating to the shipping and receiving of goods, merchandise, materials and supplies;

     (c) not commit or suffer or permit to be committed any waste upon, or damage to, the Premises, or any nuisance or other act or thing which in the Landlord's opinion disturbs the quiet enjoyment of any other tenant or occupant of premises in the Building; and not perform any acts or carry on any practices which may damage the Building or any part thereof;

     (d) not do, nor suffer or permit to be done, any act in or about the Building which, in the Landlord's opinion, hinders or interrupts the flow of traffic to, in and from the Building and not do, nor suffer or permit anything to be done which, in the Landlord's opinion, in any way obstructs the free movement of Persons doing business in the Building;

     (e) not solicit business, nor shall it suffer or permit its employees or agents to solicit business in any part of the Building other than the Premises, nor display any merchandise elsewhere within the Building outside of the Premises at any time without in each case the prior written consent of the Landlord;

     (f) not install or allow on the Premises any transmitting device, nor erect any aerial on the roof of any building forming part of the Building or on any exterior walls of the Premises or in any of the Common Facilities;

     (g) not use any travelling or flashing lights, or any signs, television or other audio-visual or mechanical devices in a manner so that they can be seen outside of the Premises, and not use any loudspeakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard outside of the Premises, without in each case the prior written consent of the Landlord. If the Tenant uses any such equipment without receiving the prior written consent of the Landlord, the Landlord shall be entitled to remove such equipment without notice at any time and such removal shall be done and all damage as a result thereof shall be made good, in each case, at the cost of the Tenant, payable as Additional Rent forthwith on demand;

     (h) not use, or permit to be used, any part of the Premises for any activity or business which (in the reasonable opinion of the Landlord) is dangerous, noxious or offensive, or which might result in any increase of insurance, premiums or cancellation of any insurance maintained by the Landlord in respect of the Building;

     (i) (i) cooperate with the Landlord in the conservation of all forms of energy in the Building, including, without limitation, in the Premises; (ii) comply with all laws, by-laws, regulations and orders relating to the conservation of energy affecting the Building or any part thereof; and, (iii) promptly comply, at the Tenant's expense, with all reasonable requests and demands of the Landlord made with a view to such energy conservation. Any and all costs and expenses paid or incurred by the Landlord in installing energy conservation equipment and systems, so far as the same apply to or are reasonably apportioned to the Building by the Landlord, shall be included in Section 6.02(b)(x). The Landlord shall not be liable or responsible to the Tenant in any way for any Claims whether direct or consequential, paid, suffered or incurred by the Tenant due to any reduction in the services provided by the Landlord to the Tenant or to the Building or any part thereof as a result of the Landlord's compliance with such laws, by-laws, regulations or orders; and

     (j) not use or permit to be used, any part of the Premises for the preparation, cooking or consumption of food or hot beverages, except as specifically permitted by the Landlord in writing, in its sole discretion, and shall not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building by the Landlord or any occupants thereof or their customers or invitees. If required by the Landlord, the Tenant shall install, at its expense, an exhaust system to properly ventilate any kitchen or other source of odours, vapours or steam. If the Tenant is in default of any of the foregoing, the Landlord shall have the right to verbally inform the Tenant's manager in the Premises thereof, whereupon the Tenant shall forthwith (i) take such steps as are necessary to cure any such default, and, (ii) cease selling the offending item or items, as the case may be.

          Any business, conduct or practice promulgated, carried on or maintained by the Tenant, whether through advertising or selling procedures or otherwise, which in the opinion of the Landlord, acting reasonably, may harm or tend to harm the business or reputation of the Landlord or reflect unfavourably on the Building, the Landlord or other tenants in the Building, or which may tend to confuse, mislead, deceive or be fraudulent to the public, shall be immediately discontinued by the Tenant at the request of the Landlord.



Section 8.03 - Observance of Law

          The Tenant shall, at its sole cost and expense and subject to Sections 10.01 and 10.02 hereof, promptly:

     (a) observe and comply with all provisions of law including, without limitation, all requirements of all governmental authorities, including federal, provincial and municipal legislative enactments, by-laws and fire and other regulations now or hereafter in force which pertain to or affect the Premises, the Tenant's use of the Premises or the conduct of any business in the Premises, or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises; and

     (b) carry out all modifications, alterations or changes of or to the Premises and the Tenant's conduct of business in or use of the Premises which are required by any such authorities as are set out above.


ARTICLE IX         Insurance and Indemnity

Section 9.01 - Tenant's Insurance

     (a) The Tenant shall throughout the period that the Tenant is given possession of the Premises and during the entire
          Term, at its sole cost and expense, take out and keep in full force and effect, the following insurance:

          (i) all-risk insurance (including but not limited to sprinkler leakage, flood, earthquake and collapse coverage) in an amount equal to the full replacement cost thereof upon property of every description and kind owned by the Tenant or for which the Tenant is liable, or installed by or on behalf of the Tenant and which is located within the Building including, without limitation, Leasehold Improvements, tenant's fixtures, the Tenant's stock-in-trade, furniture, equipment and all other personal property provided that if there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord shall be conclusive;

          (ii) business interruption insurance in such amount as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in subclause (i) and other perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as a result of such perils;

         (iii) comprehensive general liability insurance, including property damage and bodily injury and personal injury liability, tenant's legal liability, contractual liability (including contractual liability with respect to this Lease) and owners' and contractors' protective insurance coverage with respect to the Premises and the Tenant's use of the Common Facilities, coverage to include the activities and operations conducted by the Tenant and any other person for whom the Tenant is in law responsible. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Two Million Dollars ($2,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord, acting reasonably, requires from time to time, and shall contain a severability of interests clause and a cross-liability clause;

          (iv) broad form comprehensive boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in or serving the Premises;

          (v) motor vehicle insurance having third party liability limits not less than Two Million Dollars ($2,000,000) covering all vehicles owned or operated by the Tenant which are at any time used in connection with the Tenant's business at the Premises or which are at any time brought upon the Lands;

          (vi) any other form of insurance which the Landlord, acting reasonably, requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

     (b)  All policies shall:
          (i) be taken out with insurers acceptable to the Landlord;

          (ii) be in a form satisfactory from time to time to the Landlord which form may include a reasonable deductible, the amount of which will be subject to the Landlord's approval, which approval may not be unreasonably withheld;

          (iii)be non-contributing with and shall apply only as primary and not as excess to any other insurance available to the Landlord;

          (iv) exclude the exercise of any claim of the insurer or insurers, whether by subrogation or otherwise, against the Landlord and against those for whom the Landlord is in law responsible;

          (v) contain an undertaking by the insurers to notify the Landlord in writing not less than thirty (30) days prior to any cancellation thereof; and

          (vi) name the Landlord as an insured party.

     (c) Certificates of insurance or if required by the Landlord certified copies of each such insurance policy will be delivered to the Landlord as soon as practicable after the placing of the required insurance and in any event within ten (10) days of the effective date of coverage. Provided that no review or approval of any such insurance certificate by the Landlord shall derogate From or diminish the Landlord's rights or the Tenant's obligations contained in this Article.

     (d) If the Tenant fails to take out or keep in force any insurance referred to in this Section, or should any such insurance not be approved by the Landlord and should the Tenant not commence diligently to rectify (and thereafter proceed diligently to rectify) the situation within twenty-four (24) hours after written notice by the Landlord to the Tenant (stating, if the Landlord does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord on demand as Additional Rent without prejudice to any other rights and remedies of the Landlord under this Lease.

     (e) The Tenant agrees that in the event of damage or destruction to the Leasehold Improvements in the Premises covered by insurance pursuant to subclause (a)(i), the Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such Leasehold Improvements. In the event of damage to or destruction of the Building entitling the Landlord to terminate the Lease pursuant to Section 11.01(b) or 11.02, then if the Premises have also been damaged or destroyed and the Lease is terminated, the Tenant shall forthwith pay to the Landlord all of its insurance proceeds relating to the Leasehold Improvements in the Premises and if the Premises have not been damaged or destroyed, the Tenant shall upon demand deliver to the Landlord in accordance with the provisions of this Lease the Leasehold Improvements and the Premises.

Section 9.02 - Increase in Insurance Premiums

          The Tenant shall not keep, use, sell or offer to sell in or upon the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises, the Building or the Lands. If:

(a) the occupation of the Premises; (b) the conduct of business in the Premises; or (c) any act or omission of the Tenant on the Lands or any part thereof; causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building or the Lands, the Tenant shall pay any such increase in premiums as Additional Rent forthwith upon demand by the Landlord. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Lands showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all requirements of any insurer now or hereafter in effect pertaining to or affecting the Premises, the Building or the Lands.

Section 9.03 - Cancellation of Insurance

          If any insurance policy upon the Building or the Lands or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use or occupation of the Premises or any part thereof by the Tenant or by any assigns or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within twenty-four (24) hours after Notice thereof by the Landlord.


Section 9.04 - Loss or Damage

          The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Building or the Lands, or damage to property of the Tenant or of others located on the Premises or elsewhere in the Building or on the Lands, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, except for any such death, injury, loss or damage which results from the negligence of the Landlord, its agents, servants or employees or other persons for whom it may in law be responsible provided that in no event shall the Landlord be responsible for any loss, injury or damage contemplated by Section 9.07(b), or for any indirect or consequential damages sustained by the Tenant or others. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, dampness, falling plaster, falling ceiling tile, falling ceiling fixtures or from steam, gas, electricity, water, rain, flood, snow or leaks from any rentable premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Building or from the street or any other place or by any other cause whatsoever. The Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or on the Lands or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant's insurers.

Section 9.05 - Landlord's Insurance

          The Landlord shall at all times throughout the Term carry:

     (a) insurance on the Building and any machinery, boilers and equipment contained therein or servicing the Building and owned by the Landlord and constituting Common Facilities (specifically excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section 9.01 or similar sections of their respective leases) against damage by fire and extended perils or all-risks coverage;

     (b) public liability and property damage insurance with respect to the Landlord's operations and interest in the Lands and the Building;

     (c) loss of rental income insurance, or loss of insurable gross profits commonly insured against by prudent landlords, including loss of all rentals receivable from tenants in the Building in accordance with the provisions of their leases, including basic and additional rentals; and

     (d) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable.

Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age, use and location. Notwithstanding the Landlord's covenant contained in this Section, and notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord, and the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

Section 9.06 - Indemnification of Landlord

          Except as provided in Section 9.07(a) but notwithstanding any other provision of this Lease, the Tenant shall indemnify the Landlord and save it harmless from and against any loss (including loss of Minimum Rent and Additional Rent), claims, actions, damages, liability and expenses in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises or any part thereof, occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party of any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all costs, expenses and legal fees that may be incurred or paid by the Landlord in reasonably enforcing the terms, covenants and conditions in this Lease unless a court of law having jurisdiction shall decide otherwise.

Section 9.07 - Limitations of Liability

          Notwithstanding anything else in this Lease:

     (a) The Tenant shall not be liable to the Landlord in respect of any loss, injury or damage insured by the Landlord under Sections 9.05 (a) and (c) to the extent of any recovery by the Landlord under such insurance; and

     (b) The Landlord shall not be liable to the Tenant in respect of any loss, injury or damage to property insured or required to be insured by the Tenant under Sections
          9.01(a)(i), (ii) and (iv).


ARTICLE X          Maintenance, Repairs and Alterations

Section 10.01 - Maintenance and Repairs by Tenant

          Subject to Section 10.03 and Article XI hereof, the Tenant, shall, at all times during the Term, at its cost, keep and maintain in good order, first-class condition and repair (which shall include, without limitation, periodic painting and decorating) as personally determined by the Landlord, and shall, subject to Sections 10.02 and 10.03, make all needed repairs and replacements with due diligence and dispatch to (i) the whole of the Premises; (ii) all partitions, doors, and fixtures located in or upon the Premises; and (iii) all equipment in, appurtenances of and improvements to the Premises (including, without limitation, electrical, lighting, wiring, plumbing fixtures and equipment and the heating, ventilating and air-conditioning equipment within, or installed by or on behalf of the Tenant within the Premises or the Building, and all telephone outlets and conduits and special mechanical and electrical equipment within or serving the Premises).



Section 10.02 - Landlord's Approval of Tenant's Repairs

          The Tenant shall not make any repairs, alterations, replacement, decorations or improvements to any part of the Premises without first obtaining the Landlord's written approval. The Tenant shall submit to the Landlord: (a) details of the proposed work including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice; (b) such indemnification against liens, costs, damages and expenses as the Landlord requires; and (c) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licences and inspections from all governmental and regulatory authorities having jurisdiction. All such repairs, replacements, alterations, decorations or improvements by the Tenant to the Premises approved by the Landlord shall be performed: (i) at the sole cost of the Tenant; (ii) by competent workmen, who are compatible with others employed by the Landlord and its contractors; (iii) in a good and workmanlike manner; (iv) in accordance with the drawings and specifications approved by the Landlord; and (v) subject to the reasonable regulations, controls and inspection of the Landlord. The Tenant shall pay the fees of any architectural, engineering or other consultant hired by the Landlord in connection with the foregoing plus a sum equal to fifteen per cent (15%) of the total cost thereof representing the Landlord's overhead. Any such repair, replacement, alteration, decoration or improvement made by the Tenant without the prior written consent of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Premises restored to their previous condition, failing which the Landlord may, at its option, without notice to the Tenant and without liability on the Landlord's part, remove same at the Tenant's expense which shall be paid by the Tenant to the Landlord together with fifteen (15%) percent of the cost thereof, as Additional Rent forthwith on demand.

          Notwithstanding anything contained in this Lease including, without limitation, Section 10.01, if any maintenance, repairs, alterations, decorations, additions or improvements to the Premises or to any improvements installed by or on behalf of the Tenant for the benefit of the Premises which are approved by the Landlord (1) affect the structure of the Premises or any part of the Building other than the Premises, or (2) are installed outside of the Premises, or (3) are installed within the Premises but are part of the Common Facilities, or affect any part of the Common Facilities, such work shall, if required by the Landlord, be performed only by the Landlord at the Tenant's sole cost and expense. Upon completion thereof, the Tenant shall pay to the Landlord, as Additional Rent upon demand, both the Landlord's costs relating to any such repairs, alterations, decorations, additions or improvements including the fees of any architectural, engineering or other consultants plus a sum equal to fifteen percent (15%) of the total cost thereof representing the Landlord's overhead. No repairs, alterations, additions, decorations or improvements to the Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Premises or the Building or diminish the value thereof, or restrict or reduce the Landlord's coverage for zoning purposes. The Tenant agrees that it will at the commencement of the Term and periodically throughout the Term, including, without limitation, whenever any alterations are made to the Premises, balance the air movement in the Premises at the Tenant's expense and for this purpose use the air-balancer designated by the Landlord.



Section 10.03 - Maintenance by Landlord

          Subject to Article XI hereof, the Landlord shall, at all times throughout the Term, maintain and repair, or cause to be maintained and repaired, as would a prudent owner of a reasonably similar building, the structure of the Building including, without limitation, the foundations, exterior wall assemblies including weather walls, subfloor, roof, bearing walls, and structural columns and beams of the Building. The cost of such maintenance and repairs (except for the cost of repairing and replacing any inherent structural defects or weaknesses) shall be included in
Section 6.02(b)(viii) or shall be depreciated or amortized pursuant to Section 6.02(b)(ix) hereof, unless the Landlord is required, due to the business carried on by the Tenant, to perform such maintenance or make such repairs by reason of the application of laws or ordinances or the direction, rules or regulations of any duly constituted regulatory body, or by reason of any act, omission to act, neglect or default of the Tenant, or those for whom the Tenant is in law responsible, in which event the Tenant shall be liable and responsible for the total cost of any such maintenance and repairs plus a sum equal to fifteen percent (15%) of the total cost of such repairs representing the Landlord's overhead, which shall immediately become due and payable to the Landlord as Additional Rent upon demand. Notwithstanding the Landlord's obligations contained in this Section 10.03, the Tenant shall be liable and responsible for the cost of any maintenance and repairs required to be made by the Landlord and which result from any of the circumstances referred to in the immediately preceding sentence plus a sum equal to fifteen per cent (15%) of the total cost of the foregoing representing the Landlord's overhead.

          If the Tenant refuses or neglects to carry out any maintenance, repairs and replacements properly as required pursuant to Section 10.01 hereof, and to the reasonable satisfaction of the Landlord, the Landlord may, but shall not be obliged to, perform such maintenance, repairs and replacements without being liable for any loss or damage that may result to the Tenant's merchandise, fixtures or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant shall pay to the Landlord the Landlord's costs relating to any such maintenance, repairs and replacements plus a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead, as Additional Rent upon demand.

          If any elevator servicing the Building or any of the boilers, engines, pipes, climate control equipment or other apparatus or any of them used for the purpose of climate control or operating any elevator, or if the water pipes, drainage pipes, electrical, lighting or other equipment servicing the Building are damaged or destroyed or get out of repair, the Landlord shall have a reasonable time in which to make such repairs or replacements as may be reasonably required for the resumption of services to the Premises which the Landlord has by this Lease expressly agreed to provide and the Tenant is not entitled to any compensation or damages therefor, but if any such equipment, facilities or systems servicing the Building or elevators become impaired, damaged or destroyed in the circumstances referred to in Section 10.06, the Tenant shall be responsible for the cost of repairing, restoring or making good such damage in accordance with the provisions of
Section 10.06.

Section 10.04 - Repair on Notice

          In addition to the obligations of the Tenant contained in
Section 11.01 hereof, the Tenant shall effect all work referred to therein according to notice from the Landlord but failure to give notice shall not relieve the Tenant from its obligations under either Sections 10.01 or 11.01 hereof.

Section 10.05 - Surrender of the Premises

          At the expiration or earlier termination of this Lease, the Tenant shall at its expense (i) peaceably surrender and yield up vacant possession of the Premises to the Landlord in a clean, broom swept and tidy state, and in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term, and (ii) surrender all keys for the Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combinations of locks, safes and vaults, if any, in the Premises; (iii) remove all trade fixtures and such alterations, decorations, additions, erections, fixtures, improvements or appurtenances in, on, to, for or which service the Premises as the Landlord shall at its option upon notice to the Tenant require to be removed and the Tenant shall forthwith repair, at its sole cost and expense, all damage to the Premises caused by their installation or removal; and (iv) if the Tenant has filed or registered against title of the Building lands or any part thereof, a caveat, notice, caution or other document or instrument giving notice of this Lease, it shall promptly cause the same to be discharged. The Tenant's obligation to observe and perform the provisions of this Section 10.05 shall survive the expiration or earlier termination of this Lease.

Section 10.06 - Repair Where Tenant at Fault

          Notwithstanding any other terms, covenants and conditions contained in this Lease, if the Building or any part thereof requires repair or becomes damaged or destroyed through the negligence, carelessness or misuse of the Tenant or due to the requirements of governmental authorities relating to the Tenant's conduct of business or through the Tenant in any way damaging the Building, the cost of the resulting repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost thereof representing the Landlord's overhead shall be paid by the Tenant to the Landlord as Additional Rent forthwith upon presentation of an account of such expenses incurred by the Landlord.

Section 10.07 - Tenant Not to Overload Facilities

          The Tenant shall not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Premises and the Tenant will not bring into the Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's expense plus a sum equal to fifteen percent (15%) of such costs representing the Landlord's overhead, payable by the Tenant to the Landlord as Additional Rent, on demand, and in accordance with plans and specifications prepared by the Tenant at the Tenant's expense to be approved in advance in writing by the Landlord.

Section 10.08 - Tenant Not to Overload Floors

          The Tenant shall not bring upon the Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Premises and shall not at any time overload the floors of the Premises. If any damage is caused to the Premises by any machinery, equipment, object or thing or by overloading, or by any act, neglect, or misuse on the part of the Tenant, or any of its servants, agents, or employees, or any Person having business with the Tenant, the Tenant will forthwith repair such damage, or at the option of the Landlord, pay the Landlord the cost of repairing such damage plus a sum equal to fifteen percent (15%) of such costs representing the Landlord's overhead, as Additional Rent upon demand.

Section 10.09 - Removal and Restoration by Tenant

     (a) All alterations, decorations, additions, erections, fixtures, improvements and appurtenances made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures), in, on, to, for or which serve the Premises, shall immediately become the property of the Landlord upon affixation or installation, without compensation therefor to the Tenant. Such alterations, decorations, additions, erections, fixtures, improvements and appurtenances shall not be removed from the Premises either during or at the expiration or earlier of this Lease except that:

     (i) The Tenant may during the Term in the usual or normal course of its business and with the prior written consent of the Landlord remove its trade fixtures, provided such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures therefor, and provided that in each case
          (1) the Tenant is not in default under this Lease; and
          (2) such removal is done at the Tenant's sole cost and expense; and

     (ii) The Tenant shall, at the expiration or earlier termination of this Lease, at its own cost, remove all its trade fixtures and such alterations, decorations, additions, erections, fixtures, improvements and appurtenances in, on, to, for or which serve the Premises as the Landlord at its option, upon notice to the Tenant requires to be removed.

     (b) If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, thereupon become the property of the Landlord, without compensation therefor to the Tenant, and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

     (c) The Tenant shall, in the case of every such installation or removal either during or at the expiration of the Term, promptly make good any damage caused to the Premises or the Building.

     (d) For greater certainty, the Tenant's trade fixtures shall not include (i) heating, ventilating and air-conditioning systems, facilities and equipment in or serving the Premises; (ii) floor covering affixed to the floor of the Premises; (iii) light fixtures or window coverings; (iv) doors; (v) internal stairways, escalators or elevators; and (vi) anything that would not normally be considered a trade fixture; all of which are deemed to be leasehold improvements.

Section 10.10 - Notice by Tenant

          The Tenant shall, when it becomes aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Building, including the Premises, any equipment or utility systems, or any installations located therein, notwithstanding the fact that the Landlord may have no obligations with respect to same.

Section 10.11 - Liens

          The Tenant shall at all times promptly pay all its contractors, material men, suppliers and workmen and all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed at any time in respect of the Premises and the Tenant shall do any and all things necessary so as to ensure that no lien is registered against the Building or any part thereof, against the Landlord's interest in the Building, or against the Tenant's interest in the Premises, or any fixtures, equipment or leasehold improvements therein, and if any such lien is made, filed or registered, the Tenant shall discharge it or cause it to be discharged forthwith at the Tenant's expense.

          If the Tenant fails to discharge or cause any such lien to be discharged as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be obligated to, discharge the same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including without limitation solicitor's fees (on a solicitor and his client basis) incurred as a result of the registration of the lien, including the discharge of the lien, shall be immediately due and payabel by the Tenant to the Landlord on demand as Additional Rent.

Section 10.12 - Signs and Advertising

          Tenant shall not paint, affix, display or cause to be painted, affixed or displayed, any sign, picture, advertisement, notice, lettering or decoration of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises, without the prior written approval of the Landlord. The Landlord will prescribe a uniform pattern of identification signs for tenants to be placed on the outside of the doors leading into the Premises. Any such sign shall remain the property of the Tenant and shall be maintained at the Tenant's cost and expense. At the expiration of the Term or earlier termination of the Lease, the Tenant shall remove any such sign, picture, advertisement, notice, lettering or decoration from the Premises at the Tenant's expense and shall promptly repair all damage caused by any such removal. The Tenant's obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of the Lease.


Section 10.13 - Directory Board

          The Tenant shall be entitled at its expense to have its name shown upon the directory board of the Building and the Landlord shall design the style of such identification and the directory board shall be located in an area designated by the Landlord in the main lobby of the Building.


ARTICLE XI         Damage and Destruction and Expropriation

Section 11.01 - Destruction of the Premises

     (a) If the Premises are at any time destroyed or damaged (including, without limitation, smoke and water damage) as a result of fire, the elements, accident or other casualty required to be insured against by the Landlord pursuant to Section 9.05 hereof or otherwise insured against by the Landlord and not caused by the Tenant, and if as a result of such occurrence:

     (i) the Premises are rendered untenantable only in part, this Lease shall continue in full force and effect and the Landlord shall, subject to Section 11.02 hereof, commence diligently to reconstruct, rebuild or repair the Premises to the extent only of the Landlord's Work and exclusive of the Tenant's Work and only Minimum Rent (but not Additional Rent) shall abate proportionately to the portion of the Premises rendered untenantable from the date of the destruction or damage and until the Premises have been restored and rendered tenantable by the Landlord to the extent of the Landlord's Work;

     (ii) the Premises are rendered wholly untenantable, the Landlord shall, subject to Section 11.02, hereof, commence diligently to reconstruct, rebuild or repair the Premises to the extent of the Landlord's Work and only Minimum Rent (but not Additional Rent) shall abate entirely from the date of the destruction or damage and until the Premises have been restored and rendered tenantable in whole or in part by the Landlord to the extent of the Landlord's Work;

    (iii) the Premises are not rendered untenantable in whole or in part, this Lease shall continue in full force and effect, the Rent and other amounts payable by the Tenant shall not terminate, be reduced or abate and the Landlord shall, subject to Section 11.02 hereof, commence diligently to reconstruct, rebuild or repair the Premises to the extent of the Landlord's Work.

     (b) Upon the Tenant being notified in writing by the Landlord that the Landlord's Work has been completed to such an extent that the Tenant's Work can be commenced, the Tenant shall forthwith complete all the Tenant.s Work and all work required to fully restore the Premises for business fully fixtured, stocked and staffed (in any case, without the benefit of any capital allowance inducement to lease, or other payments made at the time of or in conjunction with, the original construction of the Premises by the Landlord to the Tenant in connection with the Tenant's Work). The Tenant shall diligently complete the Tenant's Work and, if the Premises have been closed for business, reopen for business within ninety-five (95) days after notice from the Landlord that the Landlord's Work has been completed to such an extent that the Tenant's Work can be commenced.

     (c)  Nothing in this Section 11.01 requires the Landlord to
(i) repair or replace any improvements, equipment, furniture, chattels or trade fixtures in the Premises which do not belong to the Landlord, or, (ii) repair, reconstruct or rebuild the Building or any part thereof, or the Premises or any part thereof, using the plans and specifications and working drawings used in the original construction of the Building or any part thereof or in the Premises or any part thereof, provided that such plans and specifications and working drawings so used by the Landlord in repairing, reconstructing or rebuilding call for a quality equal to or better than that called for in the plans and specifications and working drawings used in the original construction.

Section 11.02 - Destruction of the Building

     (a) If thirty-five per cent (35%) or more of the Rentable Area of the Building is at any time destroyed or damaged (including, without limitation, smoke and water damage) as a result of fire, the elements, accident or other casualty, whether or not the Premises are affected by such occurrence, and if, in the opinion of the Landlord, reasonably arrived at, the Rentable Area of the Building so damaged or destroyed cannot be rebuilt or be made fit for the purposes of the respective tenants of such space within one hundred and eighty (180) days of the happening of the damage and destruction, then and so often as any of such events occur, the Landlord may, at its option, to be exercised by written notice to the Tenant within forty-five (45) days following any such occurrence, elect to terminate this Lease.

     (b) In the event that as a result of any damage or destruction to the Building or to the Premises or any part or parts thereof, the Landlord, acting reasonably, is of the opinion that it is not economically feasible to repair, reconstruct or rebuild the Building and that it is advisable to demolish or substantially renovate the Building, then the Landlord may, at its option, to be exercised by written notice to the Tenant within forty-five (45) days following any such occurrence, elect to terminate this Lease.

     (c) In the case of such election being made by the Landlord pursuant to either Sections 11.02 (a) or 11.02 (b) hereof, the Term and the tenancy hereby created shall expire on the thirtieth (30th) day after such notice is given, without indemnity or penalty payable or any other recourse by one party to or against the other and the Tenant shall, within such thirty (30) day period, vacate the Premises and surrender them to the Landlord with the Landlord having the right to re-enter and repossess the Premises discharged of this Lease and to expel all Persons and remove all property therefrom. All Rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless the Premises shall have been destroyed or damaged as well, in which event Section 11.01 shall apply.

     (d) If all or any part of the Building is at any time destroyed or damaged as set out in Sections 11.02(a) and/or 11.02(b) hereof, and the Landlord does not elect to terminate this Lease in accordance with the rights hereinbefore granted, the Landlord shall, following such destruction or damage, commence diligently to reconstruct, rebuild or repair, the Premises to the extent that the Landlord is obligated to repair the Premises as set forth in the provisions of Section 11.01 hereof, and if necessary, that part of the Building immediately adjacent to the Premises, but only to the extent of the Landlord's responsibilities pursuant to the terms of the various leases for the premises in the Building and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to repair, reconstruct or rebuild the Building or any part thereof, the Landlord may use plans and specifications and working drawings other than those used in the original construction of the Building or any part thereof provided that such plans and specifications and working drawings so used by the Landlord call for a quality equal to or better than that called for in the plans and specifications and working drawings used in the original construction.

     (e) Notwithstanding any of the provisions hereinbefore set out in this Lease: (1) in the event of damage or destruction occurring to the Building, the Premises, or any part or parts thereof by reason of any cause in respect of which there are no proceeds of insurance available to the Landlord or proceeds of insurance are available but insufficient to pay the Landlord for the costs of rebuilding or making fit the Building or the Premises or effecting the Landlord's Work because any Mortgagee or other Person entitled thereto will not consent to the payment to the Landlord of the proceeds of any insurance policy for such purpose, or, (2) if any such damage or destruction is caused by the Tenant, the Landlord may terminate this Lease on thirty (30) days' written notice to the Tenant and all Rent shall be adjusted as of, and the Tenant shall vacate and surrender the Premises on, such termination date.

Section 11.03 - Expropriation

          Both the Landlord and the Tenant agree to cooperate with each other in respect of any expropriation of all or any part of the Premises or any other part of the Building, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled at law. If and to the extent that any portion of the Building other than the Premises is expropriated, then the full proceeds accruing therefrom or awarded as a result thereof, shall belong solely to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to such proceeds or award and will promptly execute such documents as in the opinion of the Landlord are or may be necessary to give effect to this intention.

          If at any time during the Term, (a) more than twenty per cent (20%) of the Rentable Area of the Building, or, (b) more than twenty per cent (20%) of the area of the Common Facilities (excluding the area of the parking facilities), or, (c) more than ten per cent (10%) of the area of those Common Facilities which are exterior or adjacent to the buildings forming part of the Building, is acquired or expropriated by any lawful expropriating authority, or if reasonable access to the Building is materially and adversely affected by any such acquisition or expropriation, then in any of such events, at the option of the Landlord, this Lease shall cease and terminate as of the date of the interest acquired or expropriated vesting in such expropriating authority and the Tenant shall have no claim against the Landlord for the value of any unexpired Term or for damages or for any reason whatsoever. If the Landlord does not so elect to cancel this Lease by notice as aforesaid, this Lease shall continue in full force and effect without any reduction or abatement of Rent, provided that if any part of the Premises is expropriated and as a result thereof the area of the Premises is physically reduced, then from and after the date of such physical reduction, the Rentable Area of the Premises shall be adjusted to take into account any such reduction in area, and the Minimum Rent payable by the Tenant pursuant to Section 4.02 shall be adjusted on the basis of the rental rate set out therein.

Section 11.04 - Architect's Certificate

          The certificate of the Architect shall bind the parties as to (a) the percentage of the Rentable Area of the Building damaged or destroyed; (b) whether or not the Premises are rendered untenantable and the extent of such untenantability; (c) the date upon which the Landlord's Work is completed or substantially completed and the date when the Premises are rendered tenantable;
(d) the state of completion of any work of either the Landlord or the Tenant under this Lease; (e) whether reasonable access to the Building is materially and adversely affected by any such acquisition or expropriation; and (f) the percentage of the Rentable Area of the Building which is acquired or expropriated pursuant to this Lease.


ARTICLE XII        Assignment, Subletting and Change of Control

Section 12.01 - Consent Required

     (a) In this Article "Transfer" means (i) an assignment, a sublease, a mortgage, charge or debenture (floating or otherwise) or other encumbrance of this Lease or the Premises or any part of them, (ii) a parting with or sharing of possession of all or part of the Premises, and, (iii) a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription of all or part of the corporate shares of the Tenant which results in a change in the effective voting control of the Tenant. "Transferor" means the Person or Persons who is or will be making a Transfer and "Transferee" means the Person or Persons to whom a Transfer is or is to be made (it being understood that for a Transfer described in Section 12.01(a)(iii) above the Transferor is the Person that has effective voting control before the Transfer and the Transferee is the Person that has effective voting control after the Transfer).

     (b) The Tenant will not affect or permit a Transfer without in each instance obtaining the prior written consent of the Landlord, which consent will not be unreasonably withheld, except that despite any provisions of this Lease or any statutory provision to the contrary the Tenant hereby acknowledges that it shall not be unreasonable for the Landlord to withhold its consent to a Transfer if:

     (i) the Tenant is then in default under any of the terms, covenants and conditions herein on its part to be observed and performed;

     (ii) covenants, restrictions, or commitments given by the Landlord to other tenants in the Building or to Mortgagees or other parties regardless of when given, prevent or inhibit the Landlord from giving its consent to the Transfer or any Mortgagee does not consent thereto;

    (iii) the Transfer is a mortgage, charge, debenture (floating or otherwise) of, or in respect of, this Lease or the Premises or any part of them; and/or

     (iv) the Landlord does not receive sufficient information, material, books or records from the Tenant or the Transferee to enable the Landlord, in the Landlord's opinion, acting reasonably, to make a determination as to whether or not it should give its consent.

     (c) Section 12.01(b) does not apply to a Transfer described in Section 12.01(a)(iii) which occurs when the Tenant is a corporation whose shares are traded and listed on a stock exchange in Canada or the United States.

     (d) The Landlord shall have the right, upon notice to the Tenant, if the Tenant requests its consent to a Transfer of the whole of the Premises or this Lease, to terminate this Lease, or if the request is to Transfer a part of the Premises only, to terminate this Lease with respect to such part only, in each case as of the termination date specified in such notice. In such event the Tenant shall surrender the whole or part, as the case may be, of the Premises in accordance with such notice and Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if part only is surrendered, Rent and Additional Rent shall thereafter abate proportionally. If the Landlord shall not exercise the foregoing right of termination, then the Landlord's consent to the Tenant's request for consent to the Transfer shall be governed by Sections 12.01(b) and 12.02.

Section 12.02 - Conditions of Consent

          The following terms and conditions apply in respect of any Transfer (but this shall not imply consent by the Landlord to any Transfer without the Tenant first complying with the provisions of Section 12.01(b) hereof);

     (a) the consent by the Landlord to any Transfer and the deemed consent pursuant to Section 12.01(c) and/or (d) hereof is not a waiver of the requirement for consent to any subsequent Transfer;

     (b) no acceptance by the Landlord of Rent or other payments by a Transferee is, (i) a waiver of the requirement for the Landlord to consent to the Transfer, (ii) the acceptance of the Transferee as the Tenant, (subject however to the provisions of Section 12.01(c) hereof), or, (iii) a release of the Tenant from its obligations under this Lease;

     (c) the Landlord may apply amounts collected from the Transferee to any unpaid Rent;

     (d) the Transferor, unless the Transferee is a sub-tenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Premises after the Transfer and will execute an Indemnity Agreement on the Landlord's standard form in respect of obligations to be performed after the Transfer by the Transferee;

     (e) the Transferor will cause the Transferee to promptly execute an agreement (prepared by the Landlord at the Tenant's expense) directly with the Landlord, (i) agreeing to be bound by all of the terms of this Lease (including, without limitation, the provisions of Section
          8.01 relating to the use of the Premises) as if the Transferee had originally executed this Lease as the Tenant, and, (ii) amending the Lease to incorporate any conditions imposed by the Landlord in its consent or required by this Section 12.02; but the Transferor will not be released from its obligations under this Lease and shall be (and shall cause any Indemnitor to be) a party to such agreement, and the liability of the Transferor and Transferee shall be joint and several;

     (f) if as a result of any such Transfer, the Tenant is entitled, directly or indirectly, to receive in respect of any such Transfer, a bonus or premium payable for any such Transfer which relates to the Tenant's interest in the Lease or to the Premises (excluding any consideration for the Tenant's trade fixtures) or a Rent (whether Minimum Rent or Additional Rent) greater than that required to be paid to the Landlord pursuant to the provisions of this Lease, the Tenant shall pay to the Landlord, as Additional Rent the entire amount of any such bonus, premium or increased Rent, as aforesaid, forthwith upon receipt thereof by the Tenant from any such Transferee from time to time. In this respect, the Tenant shall make available to the Landlord upon request any and all books and records of the Tenant so as to enable the Landlord to verify the receipt of the amount thereof, of any bonus, premium or greater Rent, as aforesaid, which the Tenant has received from any such Transferee from time to time, as aforesaid;

     (g) any documents relating to a Transfer or relating to the Landlord's consent will be prepared by the Landlord or its solicitors and all of the legal costs of the Landlord with respect thereto together with a reasonable administration charge for the Landlord shall be paid by the Tenant to the Landlord on demand, as Additional Rent;

     (h) notwithstanding the effective date of any permitted Transfer as between the Tenant and any Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or any Transferee; and

     (i) in no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease on its part to be performed and in any event the Tenant shall be liable for the Landlord's reasonable costs incurred in connection with the Tenant's request for consent.

Section 12.03 - No Advertising of Premises

          The Tenant shall not advertise the whole or any part of the Premises or this Lease for the purpose of a Transfer and shall not print, publish, post, display or broadcast any notice or advertisement to that effect and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Premises.

Section 12.04 - Assignment by the Landlord

          In the event of the sale, lease or disposition by the Landlord of the Building or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder other than by way of security, the Landlord shall, thereupon and without further agreement, be freed and relieved of all liability with respect to such covenants and obligations. Provided that any funds in the hands of the Landlord at the time of such sale, lease, disposition or assignment shall be turned over to the Person in respect of which the Landlord is entering into the sale, lease, disposition or assignment.


ARTICLE XIII       Access and Alterations

Section 13.01 - Right of Entry

     (a) The Landlord and its agents have the right to enter the Premises at all reasonable times to examine the same and to make such repairs, alterations, changes, adjustments, improvements or additions to the Premises or the Building or any part thereof or any adjacent property as the Landlord considers necessary or desirable without this constituting a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease or implied by law. The Rent required to be paid pursuant to this Lease shall not abate or be reduced while any such repairs, alterations, changes, adjustments, improvements or additions are being made due to loss or interruption of business of the Tenant, inconvenience or otherwise, and the Landlord shall not be liable to the Tenant for any injury or death caused to any Person or for any loss or damage to the property of the Tenant or of others located on the Premises as a result of such entry.

     (b) The Landlord and its agents have the right to enter the Premises at all reasonable times to show them to prospective purchasers, lessees, insurers or mortgagees and during the twelve
(12) months prior to the expiration of the Term, the Landlord may place upon the Premises the usual "For Rent" or "For Sale" notices which the Tenant shall permit to remain thereon without molestation or complaint.

     (c) If the Tenant is not personally present to open and permit an entry into the Premises at any time when for any reason an entry therein is necessary or permissible, the Landlord or its agents may forcibly enter the same without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. The Tenant agrees that no entry into the Premises or anything done in, to or for the Premises by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or an actual or constructive eviction and the Landlord shall not be liable to the Tenant for any injury or death to any person or for any loss or damage to any property of the Tenant or of others as a result of any such entry or thing.

Section 13.02 - Security

          The Tenant shall be issued security system access cards to permit access to the Building at times other than Normal Business Hours, at a ratio of one card for every 600 square feet of Usable Floor Area of the Premises. Additional cards, if supplied, and replacement cards will be provided upon payment to the Landlord of its standard charge as determined by the Landlord from time to time.


ARTICLE XIV        Status Statement, Attornment and Subordination

Section 14.01 - Status Statement

          Within ten (10) days after written request therefor by the Landlord, or if upon any sale, assignment, lease or mortgage of the Premises or the land thereunder or the Building by the Landlord, a status statement is required from the Tenant, the Tenant shall deliver, in a form supplied by the Landlord, a status statement or a certificate to any proposed mortgagee or purchaser, or to the Landlord, stating (if such is the case):

     (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements) or if this Lease is not in full force and effect, the certificate shall so state;

     (b)  the Commencement Date;

     (c)  the date to which Rent has been paid under this Lease;

     (d) whether or not there is any existing default by the Tenant in the payment of any Rent or other sum of money under this Lease, and whether or not there is any other existing or alleged default by either party under this Lease with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof;

     (e) whether there are any set-offs, defences or counter claims against enforcement or the obligations to be performed by the Tenant under this Lease; and

     (f) with reasonable particularity, details respecting the Tenant's and any Indemnitor's financial standing and corporate organization;

or as otherwise required by the form supplied or directed to be used by the Landlord.

Section 14.02 - Subordination and Attornment

     (a) This Lease and all of the rights of the Tenant hereunder are, and shall at all times be, subject and subordinate to any and all mortgages, trust deeds and the charge or lien resulting from, or any instruments of, any financing, refinancing or collateral financing and any renewals or extensions thereof from time to time in existence against the Building or any part thereof. Upon request, the Tenant shall subordinate this Lease and all of its rights hereunder in such form as the Landlord requires to any and all mortgages, trust deeds or the charge or lien resulting from, any instrument of, any financing, refinancing or collateral financing and to all advances made or hereafter to be made upon the security thereof.

     (b) The Tenant shall, if possession is taken under, or any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage, charge, lease or sale and leaseback transaction, deed of trust, or the lien resulting from any other method of financing, refinancing or collateral financing made by the Landlord or otherwise in existence against the Building, or any part thereof, attorn to the Mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser upon any such foreclosure or sale and recognize such Mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser as the Landlord under this Lease.

     (c) The obligation of the Tenant to subordinate this Lease and to attorn to the Mortgagee as provided for in Section 14.02(a) and (b) is conditional upon the Mortgagee providing a written acknowledgement in favour of the Tenant, that so long as the Tenant is not in default under the covenants, obligations and agreements on the part of the Tenant herein to be performed, the Tenant may continue in possession of the Premises, without disturbance by the Mortgagee.

Section 14.03 - Execution of Documents

          The Tenant shall, upon request of the Landlord or the Mortgagee or any other Person having an interest in the Building, or any part thereof, execute and deliver promptly such instruments, acknowledgements, statements or certificates to carry out the intent of Sections 14.01 and 14.02 or any other provision of this Lease subject however to the provisions of Section 14.02(c) in the case of any instruments of subordination or attornment required under the provisions of Sections 14.01 and 14.02 hereof. If ten
(10) days after the date of a request by the Landlord to execute any such instruments, statements, acknowledgements or certificates the Tenant has not executed and delivered the same to the Landlord or to whomsoever the Landlord directs, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments, statements, acknowledgements or certificates.

Section 14.04 - Financial Information

          The Tenant shall, upon request, provide the Landlord with such information as to the Tenant's or the Indemnitor's financial standing and corporate organization as the Landlord or the Mortgagee requires. Failure of the Tenant to comply with the Landlord's request herein shall constitute a default under the terms of this Lease and the Landlord shall be entitled to exercise all of its rights and remedies provided for in this Lease.


ARTICLE XV         Default and Landlord's Remedies


Section 15.01 - Right to Re-Enter

          Notwithstanding anything contained in any present or future laws to the contrary, if and whenever:

     (a) the Tenant fails to pay any Rent or other sums due hereunder on the day or dates appointed for the payment thereof, (provided the Landlord first gives two (2) days' written notice to the Tenant of any such failure); or

     (b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in subparagraphs (c) to (l), inclusive, for which no notice shall be required) provided the Landlord first gives the Tenant ten (10) days, or such shorter period of time as is otherwise provided herein, written notice of any such failure to perform and the Tenant within such period of ten (10) days fails to commence diligently and thereafter to proceed diligently and continuously to cure any such failure to perform; or

     (c) the Tenant or any Indemnitor of this Lease or any Person occupying the Premises or any part thereof or any licensee, concessionaire or franchisee operating business in the Premises becomes bankrupt or insolvent or takes benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

     (d) a receiver of a receiver and manager is appointed for all or a portion of the Tenant's property or any such Indemnitor's, occupant's, licensee's, concessionaire's or franchisee's property; or

     (e) any steps are taken or any action or proceedings are instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of the Tenant or its assets; or

     (f) the Tenant makes or attempts to make a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to a Transferee permitted under this Lease); or

     (g) the Tenant sells or disposes of the goods, trade fixtures, equipment or chattels of the Tenant or removes or commences, attempts or threatens to remove them from the Premises so that in the Landlord's opinion there would not in the event of such sale, disposal or removal be sufficient goods of the Tenant on the Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least twelve (12) months; or

     (h) the Tenant abandons or attempts to abandon the Premises or any part thereof, or the Landlord has reasonable cause to believe that the Tenant intends to abandon or attempt to abandon the Premises or any part thereof; or

     (i) the Premises or any part thereof become and remain vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of the Landlord, or are used by any Persons other than such as are entitled to use them; or

     (j) the Tenant effects or attempts to effect a Transfer that is not permitted by this Lease; or

     (k) this Lease or any of the Tenant's assets on the Premises are taken under any writ of execution, chattel mortgage, charge, debenture or other security instrument; or

     (l) re-entry is permitted under any other terms of this Lease,

then and in every such case the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or at law, has the immediate right of re-entry upon the Premises and it may repossess the Premises and enjoy them as of its former estate, and the Tenant hereby consents that the Landlord may expel all Persons and remove all property from the Premises and such property may be removed and sold or disposed of by the Landlord by public auction or otherwise, and either in bulk or by individual item, all as the Landlord in its sole discretion may decide (and the Tenant acknowledges and agrees that the proceeds of such sale or disposition shall be applied by the Landlord in the same manner as set out in the second sentence of Section 15.02 hereof, insofar as applicable) or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby or for any claim for damages. The Tenant hereby irrevocably waives (i) the benefit of any present or future laws which in any way may limit or diminish the Landlord's right to terminate this Lease or re-enter into possession of the Premises in pursuance of its rights or remedies as set forth in this Lease, and, (ii) any and all rights of redemption granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed for any cause, or in the event of the Landlord obtaining possession of the Premises by reason of the violation by the Tenant of any of the terms or conditions of this Lease or otherwise.

Section 15.02 - Right to Relet

          If the Landlord elects to re-enter the Premises as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, as agent for the Tenant or otherwise, make such alterations and repairs as are necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such Rent and upon such other terms, covenants and conditions as Landlord in its sole discretion considers advisable. Upon each such reletting all Rent received by the Landlord from such reletting shall be applied, first to the payment of any indebtedness other than Rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting including brokerage fees and solicitor's fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future Rent as the same becomes due and payable hereunder. If such Rent received from such reletting during any month is less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency, which shall be calculated and paid monthly in advance on or before the first day of each and every month. No such re-entry or taking possession of the Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If the Landlord at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of such breach, including, without limitation, the cost of recovering the Premises, solicitor's fees (on a solicitor and his client basis) and including the worth at the time of such termination of the excess, if any, of the amount of Rent and charges equivalent to Rent required to be paid pursuant to this Lease for the remainder of the Term (which Term shall be deemed for the purposes of this Section
15.02 only to continue on until its expiration as set forth in
Section 3.03) over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord. In any of the events referred to in Section 15.01 hereof, in addition to any and all other rights, including the rights referred to in this Section and in Section 15.01 hereof, the full amount of the current month's instalment of Minimum Rent and Additional Rent including, without limitation, the aggregate of the monthly contributions towards Taxes, insurance premiums, the Tenant's Proportionate Share of costs of maintaining and operating the Building as set out in
Section 6.02, and any other payments required to be made monthly hereunder, together with the next three (3) months' instalments of Minimum Rent and the aggregate of such payments for the next three
(3) months, all of which shall be deemed to be accruing due on a day-to-day basis, shall immediately become due and payable as accelerated Rent, and the Landlord may immediately distrain for the same, together with any Rent arrears then unpaid.

Section 15.03 - Expenses

          If legal action is brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under this Lease, or because of the breach of any other terms, covenants or conditions herein contained on the part of the Tenant to be kept or performed, and a breach is established, the Tenant shall pay to the Landlord as Additional Rent, upon demand, all costs and expenses incurred therefor, including, without limitation, any professional, consultant and legal fees (on a solicitor and his client basis), unless a Court shall otherwise award.

Section 15.04 - Removal of Chattels

          The Tenant agrees that all goods, chattels and fixtures when moved into the Premises shall not, except in the normal course of business, be removed from the Premises until all Rent due or to become due during the Term, and all other amounts payable by the Tenant, are fully paid. In case of removal by the Tenant of the goods and chattels of the Tenant from the Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in The Landlord and Tenant Act (Ontario) or any like legislation in any other province in Canada.

Section 15.05 - Waiver of Exemption from Distress

          The Tenant hereby waives and renounces the benefit of any present or future laws purporting to limit or qualify the Landlord's right to distrain.

          Notwithstanding any term or condition of this Lease or anything contained in any present or future laws, none of the goods and chattels of the Tenant at any time during the continuance of the Term shall be exempt from levy by distress for Rent or other sums provided in this Lease to be paid by the Tenant as Rent in arrears, and upon any claim being made by the Landlord, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the rights to the levying upon any such goods as are named as exempted in such legislation, the Tenant hereby waiving all and every benefit that it could or might have with regard thereto.

Section 15.06 - Landlord May Cure Tenant's Default or Perform
Tenant's Covenants

          If the Tenant fails to pay, when due, any Rent or other charge required to be paid pursuant to this Lease, the Landlord, after giving five (5) days' notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder (other than the payment of Rent or other charge required to be paid pursuant to this Lease) the Landlord may from time to time after giving such notice as it considers sufficient (or without notice in the case of an emergency) having regard to the circumstances applicable, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be required, including, without limitation, entering upon the Premises and doing such things as may be required upon or in respect of the Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred and expenditures made pursuant to this Section 15.06 plus a sum equal to fifteen per cent (15%) thereof representing the Landlord's overhead shall be paid by the Tenant as Additional Rent forthwith upon demand. The Landlord shall have no liability to the Tenant for any loss or damages resulting from any such action or entry by the Landlord upon the Premises.

Section 15.07 - Lien on Personal Property

          As security for the due payment by the Tenant of the Rent reserved hereunder whether now due, accruing due or to fall due at any time during the Term, and the performance by the Tenant of all covenants, agreements, provisoes and conditions of the Tenant to be performed hereunder, the Tenant hereby grants to the Landlord a first lien and charge on all of the personal property of the Tenant on, in or about the Premises. Such lien and charge shall constitute a security agreement within the meaning of the Personal Property Security Act (Ontario) or any like legislation in any other province in Canada and on default of the Tenant hereunder the Landlord shall have, in addition to any other rights and remedies it may be entitled to under this Lease or otherwise, all the rights and remedies of a secured party under the Personal Property Security Act. For greater clarity, the rights of the Landlord hereunder shall be in addition to and not in substitution for any other rights and remedies of the Landlord. The Tenant shall not create or permit any lien, mortgage, charge, conditional sales agreement or other encumbrance in respect of its leasehold improvements, trade fixtures or other personal property on, in or about the Premises without the prior written consent of the Landlord, which may be arbitrarily withheld. Nothing contained herein shall prevent the Tenant from disposing of its inventory in the ordinary course of business and for the purpose of carrying on same. The provision of this Section 15.07 shall survive the expiration or earlier termination of this Lease.

Section 15.08 - Charges Collectible as Rent

          If the Tenant is in default in the payment of any amounts, monies or charges required to be paid by the Tenant pursuant to this Lease, they shall, if not paid when due, or when otherwise provided hereunder, be collectible as Rent in arrears together with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained is deemed to suspend or delay the payment by the Tenant of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord sees fit.

Section 15.09 - Remedies Generally

          Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in this Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination, such remedies being cumulative and not alternative. Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, the Tenant's only remedy shall be for such damages as the Tenant shall be able to prove in a court of competent jurisdiction that it has suffered as a result of a breach (if established) by the Landlord in the observance and performance of any of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, except that where this Lease provides that the Landlord's consent or approval is not to be unreasonably withheld, the Tenant's sole remedy if the Landlord unreasonably withholds consent or approval, shall be an action for specific performance and the Landlord shall not be liable for any damages.


ARTICLE XVI        Miscellaneous

Section 16.01 - Rules and Regulations

          The Rules and Regulations adopted and promulgated by the Landlord from time to time are hereby made a part of this Lease as if they were embodied herein. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule "D" hereto. The Rules and Regulations may differentiate between different types of businesses, but the Rules and Regulations will be adopted and promulgated by the Landlord acting reasonably and in such manner as would a prudent landlord of a reasonably similar building. The Tenant's failure to keep and observe the Rules and Regulations constitutes a default under this Lease in such manner as if the same were contained herein as covenants. The Landlord reserves the right from time to time to amend or supplement the Rules and Regulations applicable to the Premises or the Building. The Landlord is not responsible to the Tenant in the event of the non-observance or violation of any of such Rules and Regulations or of the terms, covenants or conditions of any other lease of premises in the Building and is under no obligation to enforce any such Rules and Regulations or terms, covenants or conditions.

Section 16.02 - Overholding - No Tacit Renewal

          If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without having executed and delivered a new lease, there is no tacit or implied renewal of this Lease and the Term hereby granted, notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month-to-month at a monthly Minimum Rent payable in advance on the first day of each month equal to two times the monthly amount of Minimum Rent payable during the last month of the Term and otherwise, upon the same terms, covenants and conditions as are set forth in this Lease (including the payment of all Additional Rent), so far as these are applicable to a monthly tenancy.

Section 16.03 - Successors

          All rights and liabilities herein granted to or imposed upon the respective parties hereto, extend to and bind the respective successors and assigns of each party hereto constituting the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant, as the case may be. No rights, however, shall enure to the benefit of any Transferee of the Tenant unless the Transfer to such Transferee is permitted under the terms of this Lease. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions herein.

Section 16.04 - Tenant Partnership

          If at any time during the Term (i) there is more than one Tenant or more than one Person constituting the Tenant hereunder then they shall each be liable jointly and severally for all of the Tenant's obligations hereunder and (ii) the Tenant is a partnership, joint venture or co-tenancy (the "Tenant Partnership"), each Person who is presently a member of the Tenant Partnership, and each Person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to the terms, covenants and conditions of this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

Section 16.05 - Waiver

          The waiver by the Landlord of any breach of any term, covenant or conditions herein contained is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease is deemed to have been waived by the Landlord unless such waiver is in writing by the Landlord.

          All Rent to be paid by the Tenant to the Landlord hereunder shall be paid without any deduction, abatement, set-off or compensation whatsoever (except for Minimum Rent to the extent it may be abated pursuant to Section 11.01), and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.

Section 16.06 - Accord and Satisfaction

          No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Minimum Rent herein stipulated is deemed to be other than on account of the earliest stipulated Minimum Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

          No receipt of monies by the Landlord from the Tenant after the termination of this Lease in any lawful manner shall reinstate, continue or extend the Term, or affect any notice previously given to the Tenant, or operate as a waiver of the right of the Landlord to enforce the payment of Rent then due or thereafter falling due, or operate as a waiver of the right of the Landlord, to recover possession of the Premises by proper suit, action, proceedings or other remedy; it being agreed that, after the service of notice to terminate this Lease and the expiration of the time therein specified, and after the commencement of any suit, action, proceeding or other remedy, or after a final order or judgment for possession of the Premises, the Landlord may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, suit, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Premises or at the election of the Landlord on account of the Tenant's liability hereunder.

Section 16.07 - Brokerage Commissions

          Unless otherwise agreed by the Landlord in writing, any brokerage commission with respect to this Lease transaction shall be borne exclusively by the Tenant and the Tenant shall promptly indemnify and hold the Landlord harmless from any and all claims with respect thereto.

Section 16.08 - No Partnership or Agency

          Nothing in this Lease shall create any relationship between the parties to this Lease other than that of Landlord and Tenant and it is acknowledged and agreed that the Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created.

Section 16.09 - Force Majeure

          Notwithstanding anything to the contrary contained in this Lease, if the Landlord is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes; labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of the Lease, (collectively referred to in this Lease as "Force Majeure") then performance of such term, covenant or act is excused for the period of the delay and the Landlord shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay.

Section 16.10 - Notices

          Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by registered mail postage prepaid and shall be addressed (a) if to the Landlord c/o MD Realty Corporation, The Credit Suisse Centre, 525 University Avenue, Suite 1050, Toronto, Ontario, M5G 1X3, Attention: Regional Manager, with a copy to such other Person or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at the Premises. Any such notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which such notice, demand, request or consent is delivered, or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be, and the time period referred to in the notice commences to run from the time of delivery or seventy-two (72) hours following the date of mailing. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument shall only be delivered in person.

Section 16.11 - No Option

          The submission of this Lease for examination does not constitute a reservation of or option to lease for the Premises and this Lease become effective as a Lease only upon execution and delivery thereof by the Landlord and the Tenant.

Section 16.12 - Registration

          The Tenant will not register or permit the registration of this Lease or any assignment or sublease or other document evidencing any interest of the Tenant in this Lease or the Premises except that, at the Tenant's request, subject to the Tenant paying the Landlord's costs and expenses, the Landlord will enter into a short form of lease with the Tenant for registration purposes, describing the parties, the Term, and the other minimum information required under the applicable legislation but the short form of lease must be in a form satisfactory to the Landlord, acting reasonably. Upon the expiration or earlier termination of this Lease, the Tenant shall, at its expense, forthwith remove and discharge such short form of lease, if any, from the title of the Building lands, and in the event of its failure to do so the Landlord may on behalf of the Tenant and at the Tenant's expense, as its attorney, proceed to remove and discharge such short form of lease, and the Tenant hereby expressly appoints the Landlord its lawful attorney in this regard.

Section 16.13 - Compliance with The Planning Act

          It is an express condition of this Lease, that the provisions of Section 49 of the Planning Act, Statutes of Ontario, 1983 c.l, as amended, be complied with if applicable in law. Until any necessary consent to this Lease is obtained, notwithstanding anything else contained herein, the Term (including any extensions or renewals thereof) shall not extend for a period greater than twenty-one (21) years less one (1) day from the Commencement Date. The Tenant shall apply diligently to prosecute such application for such consent forthwith upon the execution of this Lease by both the Landlord and the Tenant, and the Tenant shall be responsible for all costs, expenses, taxes and levies imposed, charged or levied as a result of such application and in order to obtain such consent. Notwithstanding the foregoing provisions of this Section 16.13, the Landlord reserves the right at any time to apply for such consent in lieu of the Tenant (at the Tenant's expense) and the Tenant's application is hereby expressly made subject to any application which the Landlord intends to make.

Section 16.14 - Metric Conversion

          If measurements are expressed in metric measure in this Lease, the following conversion factors apply: 1 metre = 3.2808 feet; 1 square metre = 10.7639 square feet; 1 foot = .3048 metres; and 1 square foot = .0929 square metres.

Section 16.15 - Limited Recourse and Severability

          If at any time during the Term, the Landlord is a partnership, joint venture or co-tenancy, the Tenant shall look solely to the assets of such partnership or joint venture or the co-tenants' interest in the Building, whichever shall be the case, for the collection or satisfaction of any money or judgment which the Tenant may recover against the Landlord, and the Tenant shall not look for the collection or satisfaction of any such money or judgment to the personal assets of any person who shall at any time be a partner, joint venturer of the co-tenant in or under such partnership, joint venture or co-tenancy. The Tenant acknowledges that University/Elm Holdings Inc. and 744151 Ontario Limited are co-tenants and that the obligations of each of them under this Lease are several and proportional to the interests of each of them in the Building, and are not either joint or joint and several.

Section 16.16 - Quiet Enjoyment

          If the Tenant pays the Rent and other sums herein provided when due, and punctually observes and performs all of the terms, covenants and conditions on the Tenant's part to be observed and performed hereunder, the Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without hindrance or interruption by the Landlord or any other Person lawfully claiming by, through or under the Landlord subject, nevertheless, to the terms, covenants and conditions of this Lease.

Section 16.17 - Tenant's Covenant as to Hazardous Substances

          Schedule "F" attached forms part of this Lease.

Section 16.18 - Execution of Lease By Landlord

          The Tenant acknowledges that MD Realty Corporation has executed this Lease as agent for and on behalf of, in the name of and with the authority of the Landlord, and that the covenants and agreements of the Landlord are obligations of the Landlord only and are not obligations personal to or enforeceable against MD Realty Corporation in its own right, save and except that MD Realty Corporation covenants for itself that it is the duly authorized agent of the Landlord with complete power to execute this Lease as agent for and on behalf of, in the name of and with the authority of the Landlord. The Tenant acknowledges that the obligations arising under this Lease, or any other document entered into with respect to this Lease, are not, and shall not be construed to be, personally binding upon, nor shall resort be had to, nor recourse or satisfaction sought from the private property of, any of the trustees, unit holders, officers, employees or agents of MD Realty Fund. The Tenant represents and warrants that neither the Tenant nor any director or officer of the Tenant is in any way associated or affiliated with the Canadian Medical Association, MD Management Limited, MD Realty Fund, MD Realty Corporation or any of their affiliates other than by direct membership as a physician in any one or more of the Canadian Medical Association, its divisions and affiliate societies


          IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease.


SIGNED, SEALED AND DELIVERED )
in the presence of           )    674573 ONTARIO LIMITED
                             )    by its authorized agent
                             )    MD REALTY CORPORATION
                             )
                             )    Per:                   c.s.
                             )
                             )    Per:                   c.s.
                             )
                             )
                             )
                             )    ACE HARDWARE CANADA LIMITED
                             )
                             )    Per:                   c.s.
                             )
                             )    Per:                   c.s.




                               SCHEDULE "A"

LEGAL DESCRIPTION OF LANDS


Part of Lot 24, Plan 65M-2230, Town of Markham, Regional
Municipality of York, designated as Parts 2 and 3 on Plan 65R-7173, and

Parts of Lot 4 and 5, Concession 5, and Part of Lot 24, Plan 65M-2230, Town of Markham, Regional Municipality of York, designated as Parts 2 and 3 on Plan 65R-12393.


                         SCHEDULE "B" - FLOOR PLAN


                               SCHEDULE "C"

LANDLORD'S WORK and TENANT'S WORK

OFFICE PREMISES


LANDLORD'S WORK

NONE.  The Premises are taken on an as is basis.

TENANT'S WORK

The Tenant is taking the premises on an as is basis.


                               SCHEDULE "D"

RULES AND REGULATIONS


1. The Landlord shall permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use, during Normal Business Hours in common with others entitled thereto, of the main entrance and the stairways, corridors, elevators or other mechanical means of access leading to the Premises. At times other than during Normal Business Hours the Tenant and the employees of the Tenant shall have access to the Building and to the Premises only in accordance with the Rules and Regulations and shall be required to satisfactorily identify themselves and to register in any book which may at the Landlord's option be kept by the Landlord for such purpose. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant's employees or other Persons lawfully requiring communication with the Tenant from having access to the Building. In addition, the Landlord is not required to open the door to the Premises for the purpose of permitting entry therein to any Person not having a key to the Premises.

2. The Tenant shall permit window cleaners to clean the windows of the Premises during Normal Business Hours.

3. The sidewalks, entrances, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Premises and the Building. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitors' closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it deems advisable, provided that ingress and egress from the Premises is not unduly impaired thereby.

4. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building, including the Premises, without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, the use and design of planks, skids or platforms, and to distribute the weight thereof. All damage done to the Building, including the Premises, by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only by prior arrangement with the Landlord. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building, including the Premises, or carried in the elevators except during hours approved by the Landlord.

5. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Two keys shall be supplied to the Landlord for each entrance door to the Premises and all locks shall be standard to permit access to the Landlord's master key. If additional keys are requested, they must be paid for by the Tenant. No one, other than the Landlord's staff, will have keys to the outside entrance doors of the Building.


6. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants or employees the same is caused. The Tenant shall not,
(1) let the water run unless it is in actual use, (2) deface or mark any part of the Building, including the Premises, (3) drive nails, spikes, hooks or screws into the walls or woodwork of the Building, including the Premises, or, (4) bore, drill or cut into the walls or woodwork of the Building, including the Premises, in any manner or for any reason.

7. No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

8. The Tenant shall not permit any cooking or any heating of any foods or liquids in the Premises without the written consent of the Landlord, but this shall not prevent the Tenant from having an electric coffee maker or electric kettle on the Premises.

9. Canvassing, soliciting and peddling in or about the Building are prohibited.

10. It shall be the duty of the Tenant to assist and cooperate with the Landlord in preventing injury to the Premises.

11. No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Premises.

12. No bicycles or other vehicles shall be brought within the Building without the consent of the Landlord.

13. No animals or birds shall be brought into the Building without the consent of the Landlord.

14. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the premises or the Building or permit the delivery of any food or beverage to the Premises without the written approval of the Landlord or in contravention of any Rules and Regulations fixed or to be fixed by the Landlord. Only Persons authorized by the Landlord shall be permitted to deliver or to use the stairs, elevators or escalators in the Building for the purpose of delivering food or beverages to the Premises.

15. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television aerials shall be allowed on any part of the Premises without authorization in writing by the Landlord.

16. The Tenant shall not cover or obstruct any of the skylights and windows that reflect or admit light into any part of the Building except for the proper use of approved blinds and drapes.

17. Any hand trucks, carryalls or similar appliances used in the Building with the consent of the Landlord shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

18. The Tenant shall not place or maintain any supplies, merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or elsewhere in the Building.

19. The Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon the Building or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

                               SCHEDULE "E"

SUPPLEMENTARY LEASE PROVISIONS


Section 4.02 - Minimum Rent

         Years 1 - 4 annual minimum rent is REDACTED,
Dollars payable in equal consecutive monthly instalments of REDACTED Dollars each in advance on the first day of each calendar month of each Rental Year. The Minimum Rent is based upon an annual rate of REDACTED per square foot of the Rentable Area.

         Years 5 - 7 annual minimumn (sic) rent is REDACTED Dollars payable in equal consecutive monthly instalments of REDACTED
Dollars each in advance on the first day of each calendar month of each Rental Year. The Minimum Rent is based upon an annual rate of REDACTED per square foot of the Rentable Area.

         Years 8 - 10 annual minimum rent is REDACTED Dollars payable in equal consecutive monthly instalments of REDACTED Dollars each in advance on the first day of each calendar month of each Rental Year. The Minimum Rent is based upon an annual rate of REDACTED per square foot of the Rentable Area.


                               SCHEDULE "F"

HAZARDOUS SUBSTANCES

Section 1 - Definitions

1. "Environmental Audit" means an inspection or inspections of the Leased Premises or other affected locations at the Building or the Lands by an independent contractor acceptable to the Landlord together with such other tests, surveys and inquiries as such contractor deems advisable in the circumstances into the use, transport, storage, disposal, handling, sale or manufacture of any Hazardous Substance in, on or about the Leased Premises, the Building or the Lands by the Tenant, those for whom the Tenant is in law responsible or any other person using or occupying the Leased Premises, or into the condition or status of the Leased Premises in relation to possible contamination by any Hazardous Substance, and any Environmental Audit by such contractor shall include the said contractor's written report delivered to the Landlord summarizing the nature and results of all inspections, tests, surveys and inquiries conducted by the contractor, and the said contractor's recommendations for any remedial or precautionary actions to be taken in relation to the presence of Hazardous Substance on the Leased Premises, the Building or the Lands.

2. "Environmental Claim" means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, without limitation, all solicitors' fees on a solicitor and client basis) relating to, arising out of, resulting from or in any way connected with the presence of any Hazardous Substance at the Leased Premises, the Building or the Lands, including, without limitation, all costs and expenses of any remediation or restoration of the Leased Premises, the Building, the Lands and/or any property adjoining or in the vicinity of the Lands required or mandated by the Environmental Law.

3. "Environmental Law" means any law, bylaw, order, ordinance, ruling, regulation, certificate, approval, policy, guideline, consent or directive of any applicable federal, provincial or municipal government, governmental department, agency or regulatory authority or any Court of competent jurisdiction, relating to environmental matters and/or regulating the import, storage, distribution, labelling, sale, use, handling, transport or disposal of any Hazardous Substance which may be in force from time to time.

4.       "Hazardous Substance" means:

    (a) any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing, the following:

         (i) radioactive materials; (ii) explosives; (iii) any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant;
    (b) any solid, liquid, gas or odour or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

         (i) endangers the health, safety or welfare of persons or the health of animal life; (ii) interferes with normal enjoyment of life or property; or (iii) causes damage to plant life or to property;

    (c)  toxic substances; and

    (d) any material or substance declared or deemed to be hazardous, deleterious, caustic, dangerous, a contaminant, a waste, a source of contaminant, a pollutant or toxic under the Environmental Law.

Section 2 - Tenant's Covenant As To Hazardous Substances

         The Tenant covenants and agrees that it will:

    (a) not bring or allow any Hazardous Substance to be brought onto the Lands, the Building or the Leased Premises except in compliance with the Environmental Law;

    (b) comply at all times and require all those for whom the Tenant is in law responsible to comply at all times with the Environmental Law as it affects the Leased Premises, the Building or the Lands;

    (c) give Notice to the Landlord of the presence at any time during the Term of any Hazardous Substance on the Leased Premises (or the Building or the Lands if such substance is in the control of the Tenant) together with such information concerning such Hazardous Substance and its presence on the Leased Premises, the Building or the Lands as the Landlord may require;

    (d) give Notice to the Landlord of any occurrence which might give rise to a duty under the Environmental Law in either the Tenant or the Landlord with respect to the presence of any Hazardous Substance on the Leased Premises, the Building or the Lands including, without limitation, Notice of any spill or escape into the environment of any Hazardous Substance at the Leased Premises, the Building or the Lands;

    (e) in any case where the Tenant has given Notice as to the presence of a Hazardous Substance at the Leased Premises, the Building or the Lands or is required to give such Notice or where the Landlord has reasonable grounds to believe that any Hazardous Substance is or has been brought upon the Leased Premises, the Building or the Lands by the Tenant or any person for whom the Tenant is in law responsible, to commission an Environmental Audit at the Tenant's expense when required by the Landlord to do so;

    (f) comply with any investigative, remedial or precautionary measures required under the Environmental Law or as reasonably required by the Landlord, and the Tenant shall be fully and completely liable to the Landlord for any and all clean up costs or costs incurred to comply with the Environmental Law or any request by the Landlord that investigative, remedial or precautionary measures be taken;

    (g) protect, indemnify and save each of the Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim, directly or indirectly incurred, sustained or suffered by or asserted against the Landlord and/or its directors, officers, employees, agents, successors and assigns caused by or attributable to, either directly or indirectly, any act or omission of the Tenant and/or any person for whom the Tenant is in law responsible;

    (h) enter into any additional contract of insurance respecting the Leased Premises which the Landlord may reasonably require to protect the Landlord and its directors, officers, employees, agents, successors and assigns from any Environmental Claim respecting the Leased Premises;

         and

    (i) provide to the Landlord such security as the Landlord may from time to time require, acting reasonably, to ensure compliance by the Tenant of its covenants herein contained.

Section 3 - Inquiries By Landlord

         The Tenant hereby authorizes the Landlord to make inquiries from time to time of any government or governmental agency with respect to the Tenant's compliance with the Environmental Law at the Leased Premises, and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information. The Landlord or its authorized agent may inspect the Leased Premises from time to time, without Notice, in order to verify the Tenant's compliance with the Environmental Law and the requirements of this Lease respecting Hazardous Substances. Upon request by the Landlord from time to time, the Tenant shall provide to the Landlord a certificate executed by a senior officer of the Tenant certifying ongoing compliance by the Tenant with its covenants contained herein.

Section 4 - Ownership Of Hazardous Substances

         If the Tenant shall bring or create upon the property of the Leased Premises, the Building or the Lands any Hazardous Substance or if the conduct of the Tenant's business shall cause there to be any Hazardous Substance upon the Lands, the Building or the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Leased Premises, the Building or the Lands and notwithstanding the expiry or earlier termination of this Lease.

Section 5 - Landlord's Remedies Upon Default

         Upon the Tenant's material default under this Article and in addition to the rights and remedies set forth elsewhere in this Lease, the Landlord shall be entitled to the following rights and remedies:

    (a)  at the Landlord's option, to terminate this Lease; and/or

    (b) to recover any and all damages associated with the material default, including without limitation, in addition to any rights reserved or available to the Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by the Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord's solicitors' fees and costs.